EXHIBIT 4.15


                                SFX ENTERTAINMENT

                         PROFIT SHARING AND 401(k) PLAN

                                    PREAMBLE

     As of January 1, 1999, SFX Entertainment, Inc. adopted the SFX Entertainment Profit Sharing and 401(k) Plan (hereinafter the "Plan"). SFX Entertainment, Inc. has amended and restated the Plan effective January 1, 1999. In this amended and restatement of the Plan, SFX Entertainment, Inc. desires to make numerous technical and various substantive revisions to comply with the provisions of applicable law and to make the Plan easier to administer. The Plan continues to be a tax-qualified profit sharing plan for purpose of Code Section 401(a) and 401(a).

                                    ARTICLE I

                        NAME, EFFECTIVE DATE AND PURPOSES

     1.1 Name and Effective Date. Effective January 1, 1999, SFX Entertainment, Inc. hereby adopts and establishes the SFX Entertainment Profit Sharing and 401(k) Plan.


     1.2 Plan Purposes. This Plan is designed to constitute a tax-qualified profit sharing plan for purposes of Code sections 401(a) and 501(a) which provides a vehicle whereby Eligible Employees of an Employer may elect to defer the receipt of some portion of their income and, instead, to have those amounts contributed to the Plan on their behalf under a "cash or deferred arrangement" within the meaning of Code section 401(k).



     1.3 Separate Plan for Each Employer.


          (a) This Plan shall be treated as a separate Plan with respect to each participating Employer for the purpose of allocating its Employer Profit Sharing Contributions and forfeitures, but shall be treated as a single plan for all other purposes, including determining whether there has been any termination of employment, and for the purpose of applying the limitations set forth in Section 5.2 and Article XIII.

          (b) The Company shall maintain records showing each Employer's share of the Trust Fund, which share shall be adjusted not less frequently than annually to reflect the net gains or losses of the Trust Fund, contributions by an Employer, forfeitures, loans, withdrawals, benefit payments and repayments to and from Participants employed or formerly employed by an Employer, and transfers of Employees from one Employer to another Employer.

                                   ARTICLE II

                                   DEFINITIONS

     2.1 Accounts. The term "Accounts" shall include the following Accounts that are maintained pursuant to the terms of this Plan:


          (a) The Plan Account opened and maintained for each Participant  under
     Article  VI  for   purposes  of  holding  and   accounting   for   Employer
     Contributions representing Elective Deferrals, Qualified Matching Contributions or Additional Employer Contributions held in the Plan Accounts and allocated to Participants (other than Nonemployee Participants) and the interest of a Participant in another qualified plan that is attributable to elective deferrals, qualified matching contributions or qualified nonelective contributions and transferred to this Plan pursuant to Section 5.5.

          (b) The Matching Contribution Account opened and maintained for each Participant (other than a Nonemployee Participant) under Article VI for purposes  of  holding  and  accounting  for  Employer  Contributions  which constitute matching contributions (other than Qualified Matching Contributions) held in such Accounts and allocated to Participants (other than Nonemployee Participants).

          (c) The Employer Profit Sharing Contributions Account opened and maintained for each Participant under Article VI for purposes of holding and accounting for Employer Profit Sharing Contributions held in Accounts and allocated to Participants (other than Nonemployee Participants) and any employer profit sharing contributions of a Participant from another employer's qualified plan that are transferred to this Plan pursuant to
     Section 5.5.

          (d) The Rollover Account (if any) opened and maintained for each Participant (excluding a Nonemployee Participant) or Eligible Employee who has made a Rollover Contribution pursuant to the provisions of Section 5.4 and each Eligible Employee or Participant whose interest in a rollover contribution has been transferred to this Plan pursuant to Section 5.5.

          (e) The Prior Plan Transfer Account (if any) opened and maintained for each Participant whose interest in another employer's qualified plan to this Plan (attributable to any matching contributions and subject to a vesting schedule that is the same as or less generous than that of Section 7.2) has been transferred to this Plan pursuant to Section 5.5.

          (f) The Vested Prior Plan Transfer Account (if any) opened and maintained for each Participant whose interest in another employer's qualified plan (attributable to any matching contributions or profit sharing contributions that were subject to a vesting schedule that is more generous than that of Section 7.2) has been transferred to this Plan pursuant to Section 5.5.

          (g) The Alternate Payee Account (if any) opened and maintained for each Alternate Payee who is awarded an interest in the benefits of a Participant or Eligible Employee with a Rollover Account pursuant to the provisions of Sections 6.15 and 14.2.

     2.2 Additional Employer Contribution. "Additional Employer Contribution" shall mean a contribution by an Employer pursuant to Section 4.3 which is intended to qualify as a qualified nonelective contribution pursuant to Code section 401(k)(3)(D)(ii)(II).

     2.3 Adjustment Factor. "Adjustment Factor" shall mean the cost of living adjustment factor or method prescribed by the Secretary of the Treasury under Code section 415(d), as applied to the items and in the manner prescribed by the Secretary of the Treasury.


     2.4 Affiliated Company. "Affiliated Company" shall mean:


          (a) Any corporation that is included in a controlled group of corporations, within the meaning of Code section 414(b), that includes the Company;

          (b) Any trade or business that is under common control with the Company within the meaning of Code section 414(c);

          (c) Any member of an affiliated service group, within the meaning of Code section 414(m), that includes the Company; and

          (d) Any entity required to be included under Code section 414(o).

     2.5 Alternate Payee. "Alternate Payee" shall mean an individual awarded a portion of the benefits of a Participant or Eligible Employee with a Rollover Account under the Plan pursuant to a qualified domestic relations order, as defined in Code section 414(p) and Section 14.2 of the Plan. Any limitation or condition imposed by the Plan upon a Participant or Eligible Employee or his or her rights hereunder shall, unless expressly indicated otherwise, also serve to limit or condition the rights of an Alternate Payee of the Participant's or Eligible Employee's Account(s).


     2.6 Alternate Payee Account. "Alternate Payee Account" shall mean the Account opened up and maintained to reflect the interest of an Alternate Payee under the Plan as provided for in Sections 2.1(g) and 6.7.


     2.7 Anniversary Date. "Anniversary Date" shall mean the last day of each Plan Year.


     2.8 Applicable Valuation Date. "Applicable Valuation Date" shall mean the most recent date on which the Trust Assets were valued in accordance with the rules of Article VI.


     2.9 Annual Addition. "Annual Addition" shall mean "annual addition" as defined in Code section 415(c)(2).


     2.10 Average Contribution Percentage. "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Participants (excluding Nonemployee Participants, and those Suspended Participants ineligible to participate in the Plan for the applicable Plan Year) who are in the Highly Compensated Employee group for the applicable Plan Year or the Nonhighly
Compensated Employee group for the preceding Plan Year, as applicable. The Company may elect, in accordance with Code section 401(m)(2)(A), to use the current Plan Year rather than the preceding Plan Year to determine the Average Contribution Percentage of the Nonhighly Compensated Employee group.


     2.11 Average Deferral Percentage. "Average Deferral Percentage" shall mean the average of the Deferral Percentages of the Participants (excluding Nonemployee Participants, and those Suspended Participants ineligible to participate in the Plan for the applicable Plan Year) who are in the Highly Compensated Employee group for the applicable Plan Year or the Nonhighly
Compensated Employee group for the preceding Plan Year, as applicable. The Company may elect in accordance with Code section 401(k)(3)(A), to use the current Plan Year rather than such preceding Plan Year to determine the Average Deferral Percentage of the Nonhighly Compensated Employee group.


     2.12 Beneficiary. "Beneficiary" or "Beneficiaries" means the person or persons designated in Section 8.10 to receive the interest of a deceased Participant or an Eligible Employee with a Rollover Account.


     2.13 Board of Directors. "Board of Directors" shall mean the Board of Directors (or its delegate, to the extent the duties of the Board of Directors are delegated to such person) of SFX Entertainment, Inc. as it may from time to time be constituted.


     2.14 Break in Service. "Break in Service" shall mean, with respect to an Employee, a calendar year in which the Employee completes no more than 500 Hours of Service.


     2.15 Code. "Code" shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.


     2.16 Company. "Company" shall mean SFX Entertainment, Inc., or any successor thereof, if its successor shall adopt this Plan and any delegate of SFX Entertainment, Inc., to the extent the duties of the Company as set forth in this Plan are delegated to such person.


     2.17 Company Stock. "Company Stock" shall mean the Class A common stock, par value $.01 per share, of SFX Entertainment, Inc.


     2.18 Compensation.

          (a) For purposes of applying the limitation on Annual Additions pursuant to Article XIII of the Plan and top-heavy provisions of Article XVI, "Compensation" shall mean all of the following for a Plan Year:

               (i) An Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company and any Affiliated Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Treasury Regulations section 1.62-2(c));

               (ii) In the case of an Employee who is an employee within the meaning of Code section 401(c)(1) and the regulations thereunder, the Employee's earned income (as described in section 401(c)(2) and the regulations thereunder);

               (iii) Amounts described in Code sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includible in the gross income of the Employee;

               (iv) Amounts paid or reimbursed by the Company and any Affiliated Company for moving expenses incurred by an Employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under Code section 217;

               (v) The value of a nonqualified stock option granted to an Employee by the Company and any Affiliated Company, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and

               (vi) The amount includible in the gross income of the Employee upon making the election described in Code section 83(b).

     Subsections (i) and (ii) above shall include foreign earned income (as defined in Code section 911(b)), whether or not excludable from gross income under Code section 911. Compensation described in subsection (i) above is to be determined without regard to the exclusions from gross income in Code sections 931 and 933. Similar principles will be applied with respect to income subject to Code sections 931 and 933 in determining Compensation described in subsection
(ii) above.

     For purposes of this subsection 2.18(a), "Compensation" shall not include the following items:

               (i) Contributions  made by the Company and any Affiliated Company to a plan of deferred compensation that are not includible in the Employee's gross income for the taxable year in which contributed, or contributions by the Company or an Affiliated Company under a simplified employee pension within the meaning of Code section 408(k) to the extent such contributions are excludable from gross income by the Employee, or any distributions from a plan of deferred compensation; however, any amounts received by an Employee pursuant to an unfunded nonqualified plan of deferred compensation are permitted to be considered as Compensation for Code section 415 purposes in the year the amounts are includible in the gross income of the Employee;

               (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (iii)  Amounts   realized  from  the  sale,   exchange  or  other
          disposition of stock acquired under a qualified stock option; and

               (iv) Other amounts that received special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee) or contributions made by the Company and any Affiliated Company (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

     Notwithstanding the foregoing "Compensation" for purposes of this subsection 2.18(a) shall include Elective Deferrals under Code section 402(g)(3) and amounts contributed or deferred by the Company and any Affiliated Company at the Employee's election that are not included in the Employee's gross income by reason of Code sections 125 and 457.

          (b) For purposes of determining the Contribution Percentage and the Deferral Percentage of a Participant (excluding a Nonemployee Participant or a Suspended Participant), "Compensation" shall mean the Compensation described in subsection (a), less any trailing commissions, reimbursements or other expense allowances, and any moving expenses.

          (c)  Compensation in excess of $150,000 (as adjusted  pursuant to Code section 401(a)(17)(B)) for a Plan Year shall not qualify for consideration under the Plan. If the period for determining Compensation is less than a full Plan Year the Plan Administrator will calculate the foregoing Compensation limit by multiplying the otherwise applicable annual Compensation limit by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12. This subsection 2.18(c) shall not apply, however, for purposes of Section 5.1 and subsections 5.2(a), (g) and (h).

          (d) For the purpose of limiting Employer matching Contributions and allocating Employer Profit Sharing Contributions as provided in sections
     5.6 and 5.7, respectively, Compensation shall be based on the amounts includible for the portion of the Plan Year in which the Participant (excluding a Nonemployee Participant) is first eligible to receive such contributions.

     2.19 Contribution Percentage. "Contribution Percentage" shall mean the ratio of Employer Contributions which constitute matching contributions under Code section 401(m)(4) to the Compensation of the Participant (other than a Nonemployee Participant and a Suspended Participant) for the applicable Plan Year.


     2.20 Deferral Percentage. "Deferral Percentage" shall mean the ratio (expressed as a percentage) of (i) the Elective Deferrals (including Excess Deferrals) of a Participant (other than a Nonemployer Participant or a Suspended Participant) plus Qualified Matching Contributions and Additional Employer Contributions made on behalf of the Participant (excluding Nonemployee Participants and Suspended Participants except as discussed in Section 6.13) for the applicable Plan Year to (ii) the Compensation of a Participant (other than a Nonemployee Participant or Suspended Participant) for the applicable Plan Year.


     2.21 Disability. "Disability" or "Disabled" shall mean a Disability which renders the Participant or an Eligible Employee with a Rollover Account totally unable, as a result of bodily or mental disease or injury, to perform all the material duties of his or her regular occupation, which Disability is expected to be permanent or of long and indefinite duration. Further, this term shall apply only if the Participant's or Eligible Employee's Disability has been demonstrated to the satisfaction of the Company.


     2.22 Distributable Benefit. "Distributable Benefit" shall mean the Vested Interest of a Participant or an Eligible Employee with a Rollover Account in this Plan that is determined and distributable to him or her in accordance with the provisions of Article VIII and which shall include his or her Vested Interest in his or her Plan Account, Matching Contribution Account, Employer Profit Sharing Contributions Account, Rollover Account, if any, Prior Plan Transfer Account, if any, and Vested Prior Plan Transfer Account, if any. In the case of an Alternate Payee, the Distributable Benefit shall mean the Vested Interest in the Alternate Payee Account.


     2.23 Effective Date. The "Effective Date" of this Plan shall be January 1, 1999. The Effective Date of any subsequent amendments or restatements is the date specified therein or in any accompanying resolutions adopting such amendment. The rights of an Employee who has terminated employment shall be governed by the terms of the Plan in effect at the time of such termination, unless otherwise specified in any subsequent amendment.


     2.24 Elective Deferrals. "Elective Deferrals" shall mean contributions paid over by an Employer to the Trustee at the election of a Participant (excluding a Nonemployee Participant and a Suspended Participant) in lieu of cash Compensation pursuant to Section 5.1.


     2.25 Eligible Employee. "Eligible Employee" shall include any Employee over 21 years of age, except the following:


          (a) Any Employee who is covered by a collective bargaining agreement to which an Employer is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Employer and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan.

          (b) Any Employee of an Affiliated Company which has not been granted permission by the Company to participate in this Plan as shown on Appendix A attached hereto.

          (c) Any Employee within a group or classification within an Employer designated by the Chief Operating Officer, Chief Financial Officer, Controller or Treasurer of the Company as ineligible for participation in this Plan as shown on Appendix B attached hereto. The designation of any such group or classification and the effective date of its ineligibility shall be communicated in writing to the Company.

          (d) Any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from an Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)), unless the Employee is within a group or classification of nonresident alien Employees designated as eligible to participate in the Plan by the Board of Directors.

          (e) Any Employee who is a Leased Employee.

          (f) Any Employee who is not classified for the relevant eligibility period by an Employer on its payroll records as an Employee of an Employer under Code section 3121(d) (including, but not limited to, a person classified by an Employer as an independent contractor, a non-employee consultant or as an employee of an entity other than an Employer), even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of a person who was excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the person shall nonetheless continue to be excluded from treatment as an Eligible Employee for all periods prior to the date the Employer specifically determines for purposes of eligibility to participate in the Plan that the classification of the person was erroneous or should be revised.

     2.26 Employee. "Employee" shall mean each person currently employed as a regular employee of the Company or an Affiliated Company. For purposes of determining the number or identity of Highly Compensated Employees and for purposes of the requirements of Code sections 414(n)(3)(A) and (B), the term "Employee" shall include any person who is a Leased Employee.


     2.27 Employer. "Employer" shall mean the Company, and unless the context indicates otherwise, any Affiliated Company (or similar entity) which has been granted permission by the Company to participate in this Plan. This permission shall be granted upon such terms and conditions as the Company deems appropriate. Appendix C contains the name of each Affiliated Company participating in the Plan, the effective date as of which the entity became an Affiliated Company and, if applicable, such earlier date or dates as of which a Participant is credited with service for vesting and eligibility purposes.


     2.28 Employer Contributions. "Employer Contributions" shall mean all amounts (whether in cash or other property) paid by each Employer into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants (excluding Nonemployee Participants and Suspended Participants except as discussed in Section 6.13) and their Beneficiaries, and shall include Elective Deferrals, Qualified Matching Contributions, Employer Profit Sharing Contributions, Additional Employer Contributions, Employer matching contributions and any Employer Contributions to pay Plan expenses as provided in Section 6.11.


     2.29 Employer Profit Sharing Contributions. "Employer Profit Sharing Contributions" shall mean the amount paid over by an Employer to the Trustee each Plan Year under Section 5.7.


     2.30 Employer Profit Sharing Contributions Account. "Employer Profit Sharing Contributions Account" shall mean the Account opened up or maintained for a Participant (excluding a Nonemployee Participant) receiving Employer Profit Sharing Contributions or a Participant with transferred employee profit sharing contributions as provided for in Sections 2.1(c), 5.7 and 6.3.


     2.31 Employment Commencement Date. "Employment Commencement Date" shall mean each of the following:


          (a) The date on which an Employee first performs an Hour of Service in any capacity for the Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Company or an Affiliated Company.

          (b) In the case of an Employee whose employment is terminated and who is subsequently reemployed by the Company or an Affiliated Company, the term "Employment Commencement Date" shall also mean the first day following the termination of employment on which the Employee performs an Hour of Service for the Company or an Affiliated Company with respect to which he or she is compensated or entitled to compensation.

          Unless the Company shall expressly determine otherwise, for the purposes of determining Years of Service for vesting and eligibility, an Employee will be deemed to have commenced employment with a particular entity prior to the date that entity became an Affiliated Company, provided the Employee (1) is actively employed by that entity on the date it became an Affiliated Company, or (2) has an account balance in a qualified retirement plan of the Affiliated Company at the time of a plan-to-plan transfer as set forth in Section 5.5. An Employee also will be deemed to have commenced employment with a Predecessor Company, provided the Employee is actively employed by the Predecessor Company on the Effective Date.

     2.32 Entry Date. "Entry Date" shall mean January 1, April 1, July 1 and October 1 of each Plan Year. The Company may decide to designate additional Entry Dates for Affiliated Companies which become Employers after January 1, 1999 as shown on Appendix E.


     2.33 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.


     2.34 Excess Aggregate Contributions. "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate amount of Employer Contributions which constitute matching contributions as provided in Code section 401(m)(4) made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Code section 401(m)(2)(A).


     2.35 Excess Contributions. "Excess Contributions" shall mean the aggregate amount of contributions with respect to a Plan Year which are taken into account in computing the Deferral Percentages of Highly Compensated Employees and which are actually made on behalf of such Employees in excess of the maximum amount of such contributions permitted under the nondiscrimination test set forth in
Section 5.2(c) of the Plan.


     2.36 Excess Deferrals. "Excess Deferrals" shall mean the contributions made on behalf of a Participant under any qualified cash or deferred arrangements described in Code sections 401(k), 408(k) or 403(b) for a calendar year which exceed the limitation set forth in Section 5.2(b) of the Plan and which are includible in the Participant's gross income under Code section 402(g).


     2.37 5% Owner. "5% Owner" shall mean an individual who owns (or is considered as owning, within the meaning of Code section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.


     2.38 Highly Compensated Employee. "Highly Compensated Employee" shall mean any Employee who:


          (a) was at any time a 5% Owner during the Plan Year or the preceding Plan Year; or

          (b) for the preceding Plan Year had Compensation in excess of $80,000, adjusted by the Adjustment Factor.

          Highly Compensated Employees shall also include any former Employee who was an active Highly Compensated Employee for either (1) such Employee's year in which he or she separated from service, or (2) any determination year ending on or after the Employee's fifty-fifth birthday.

     2.39 Hour of Service.


          (a) "Hour of Service" of an Employee shall mean the following:

               (i) Each hour for which an Employee (including a Leased Employee considered an Employee) is directly or indirectly paid or entitled to payment for the performance of duties.

               (ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he or she has terminated his or her employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, riot, disaster, education, training, family reasons, military duty or a leave of absence, for which he or she is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him or her.

               (iii) Each hour for which an Employee is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under paragraphs (i) or (ii) above.

          (b) Hours of Service under subsections (a)(ii) and (a)(iii) shall be calculated in accordance with Department of Labor Regulation 29 C.F.R.
     section  2530.200b-2(b).   Hours  of  Service  shall  be  credited  to  the
     appropriate computation period according to the Department of Labor Regulation 29 C.F.R. section 2530.200b-2(c).

          (c) In the event that an Employee receives credit for Hours of Service for a period during which no duties are performed (including sick leave, jury duty, vacations or other paid non-work periods), the Employee shall be deemed to have completed Hours of Service for each day or portion thereof during that period on the basis of what he or she would have been credited if he or she had worked his or her normal work schedule during such non-work period.

          (d) Solely for purposes of determining whether an Employee has incurred a Break in Service, the Employee will be considered employed for the portion of the period of a Parental Absence ending on the second anniversary of the Employee's absence from work.

     2.40 Investment Manager. "Investment Manager" shall mean the one or more Investment Managers, if any, appointed pursuant to Section 9.3.


     2.41 Leased Employee. "Leased Employee" shall mean any person, other than an Employee of an Employer, who has performed services for an Employer (or for the Employer and related persons, as described by Code section 414(n)(6)), if the services were:


          (a) Substantially full time for at least one year;

          (b) According to an agreement between the Employer and another person (the "leasing organization"); and

          (c) Performed under the primary direction or control of the recipient Employer.

     Contributions or benefits attributable to services performed for an Employer that the leasing organization makes on behalf of the Leased Employee will be treated as if provided by the Employer.

     A Leased Employee shall be deemed to be an Employee unless the following conditions are satisfied:

               (i) the Leased Employee is covered by a money purchase pension plan providing:

                    (A) a nonintegrated  employer  contribution rate of at least
               10% of Compensation (as defined in Code section 415(c)(3) but including amounts contributed pursuant to a salary reduction agreement that are excludable from the Leased Employee's income pursuant to Code sections 125, 402(e)(3), 402(h)(1)(b), or 403(b));

                    (B) immediate participation; and

                    (C) full and immediate vesting; and

               (ii) Leased Employees do not constitute more than 20% of the Nonhighly Compensated Employees of the recipient Employer.

     2.42 Limitation Year. "Limitation Year" shall mean the Plan year.

     2.43 Matching Contribution Account. "Matching Contribution Account" shall mean the Account opened up and maintained for a Participant (excluding a Nonemployee Participant) who receives Employer matching contributions as provided for in Sections 2.1(b) and 6.2.


     2.44 Nonemployee Participant. "Nonemployee Participant" shall mean an individual other than an Eligible Employee whose interest in a qualified retirement plan of an Employer is transferred to the Plan pursuant to Section
5.5. Unless the context clearly indicates otherwise, a Nonemployee Participant shall be treated as a Participant.

     2.45 Nonhighly Compensated Employee. "Nonhighly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.


     2.46 Normal Retirement. "Normal Retirement" shall mean a Participant's or Eligible Employee's termination of employment with an Employer as a result of such Participant or Eligible Employee attaining his or her Normal Retirement Date.


     2.47 Normal Retirement Date. "Normal Retirement Date" shall be the day on which a Participant or Eligible Employee attains age 65.


     2.48 Parental Absence. "Parental Absence" shall mean an absence from work for any period by reason of (a) an Employee's pregnancy, (b) the birth of a child of such Employee, (c) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) the caring for a natural or adopted child for a period beginning immediately following such birth or placement.


     2.49 Participant. "Participant" shall mean any Eligible Employee who has satisfied the eligibility requirements set forth in Section 3.1 and has been enrolled in this Plan in accordance with procedures established by the Company. Unless the context clearly indicates otherwise, a Participant shall include a Nonemployee Participant and a Suspended Participant.


     2.50 Participation Commencement Date. "Participation Commencement Date" shall mean the dates as of which an Employee may commence participation in this Plan for purposes of (a) making Elective Deferrals and (b) eligibility for Employer matching contributions and Employer Profit Sharing Contributions in accordance with the provisions of Article III.


     2.51 Plan. "Plan" shall mean the SFX Entertainment Profit Sharing and 401(k) Plan herein set forth, and as it may be amended from time to time.


     2.52 Plan Account. "Plan Account" shall mean the Account opened and maintained for each Participant pursuant to the provisions of Sections 2.1(a) and 6.1.


     2.53 Plan Administrator. "Plan Administrator" shall mean the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be SFX Entertainment, Inc.


     2.54 Plan Year. "Plan Year" shall mean the calendar year.


     2.55   Predecessor   Company.   "Predecessor   Company"   shall   mean  SFX
Broadcasting, Inc., as that company existed before SFX Entertainment, Inc. was created.


     2.56 Prior Plan Transfer Account. "Prior Plan Transfer Account" shall mean the forfeitable Account opened up and maintained for a Participant for whom a nonelective transfer from another employer's qualified plan has been made to this Plan as provided for in Sections 2.1(e), 5.5 and 6.5.


     2.57 Protected Benefits. "Protected Benefits" shall mean the benefits, rights and features that are required to be preserved by Code section 411(d)(6), including but not limited to certain optional forms of benefit payments, such as annuities.


     2.58 Qualified Matching Contribution. "Qualified Matching Contribution" shall mean a contribution made on account of a Participant's (other than a Nonemployee Participant's or a Suspended Participant's) Elective Deferrals pursuant to Section 4.3 and which are intended to qualify as matching contributions pursuant to Code section 401(k)(3)(D)(ii)(I) and which are designated by the Company to be included in the Deferral Percentage.


     2.59 Required Beginning Date. "Required Beginning Date" means the first day of April of the calendar year following the calendar year in which the Participant or Eligible Employee with a Rollover Account reaches age 70 1/2 or retires, whichever is later, except that in the case of a 5% Owner, the Required Beginning Date means April 1 following the calendar year in which the Participant or Eligible Employee attains age 70 1/2 , whether or not the Participant or Eligible Employee has retired. If a Participant or Eligible Employee becomes a 5% Owner after attaining age 70 1/2, the Required Beginning Date shall not be later than the last day of the calendar year in which the Participant or Eligible Employee becomes a 5% Owner. The Required Beginning Date is intended to conform to the requirements of Code section 401(a)(9) and the regulations thereunder.


     2.60 Rollover Account. "Rollover Account" shall mean the Account opened up and maintained for a Participant (except a Nonemployee Participant) or Eligible Employee making a Rollover Contribution and each Participant or Eligible Employee for whom a transfer has been made as provided for in Sections 2.1(d),
5.4 and 6.4.


     2.61 Rollover Contribution. "Rollover Contribution" shall mean a contribution to the Plan by an Eligible Employee of amounts which qualify for exclusion from gross income pursuant to Code section 402(c), subject to the timing, maximum amount limitations, and other requirements of Code section 402(c).


     2.62 Suspended Participant. "Suspended Participant" shall mean any Participant who remains an Employee but who ceases to be eligible to participate in this Plan by virtue of ceasing to be an Eligible Employee. Status as a Suspended Participant shall commence as of the date such Participant ceases to be an Eligible Employee. Unless the context clearly indicates otherwise, a Suspended Participant shall be treated as a Participant.


     2.63 Trust and Trust Fund. "Trust" or "Trust Fund" shall mean the one or more trusts created for funding purposes under the Plan.


     2.64 Trust Agreement. "Trust Agreement" shall mean the agreement between the Company and the Trustee under which the Trustee has agreed to hold and administer in trust all amounts accumulated under the Plan, together with the additional funds deposited with the Trustee pursuant to the terms of the Plan.


     2.65 Trustee. "Trustee" shall mean The Charles Schwab Trust Company or any successor or other corporation acting as a trustee of the Trust Fund.


     2.66 Valuation Date. "Valuation Date" shall mean the date as of which the Trustee shall determine the value of the Assets in the Trust Fund and the value of each Account, which shall be each business day on which the New York Stock Exchange is open, or such other dates as may be determined in rules prescribed by the Company, which rules may prescribe different dates for the various investment funds comprising the Trust Fund. For the purpose of determining the accrued benefit of a Participant or an Eligible Employee with a Rollover Account under the Plan, the Valuation Date shall be the date as of which the Participant's or the Eligible Employee's Accounts are liquidated to satisfy a distribution request.


     2.67 Vested Interest. "Vested Interest" shall mean the interest of a Participant (or an Eligible Employee with a Rollover Account) in his or her Matching Contribution Account, Employer Profit Sharing Contributions Account and Prior Plan Transfer Account, as applicable, which has become vested in accordance with the rules of Article VII and the entire balance of his or her Plan Account, Rollover Account, if any, and Vested Prior Plan Transfer Account, if any. The Vested Interest of an Alternate Payee in his or her Alternate Payee Account shall be determined as set forth in Section 7.5.


     2.68 Vested Prior Plan Transfer Account. "Vested Prior Plan Transfer Account" shall mean the nonforfeitable Account created and maintained for a Participant for whom a nonelective transfer from another employer's qualified plan has been made to this Plan as provided for in Sections 2.1(f), 5.5 and 6.6.


     2.69 Year of Service.


          (a) "Year of Service" shall mean a computation period during which the Employee completes 1,000 or more Hours of Service. In no instance will an Employee receive more than one Year of Service with respect to services performed in a single computation period.

          (b)   Eligibility.   For  purposes  of   determining   eligibility  to
     participate in the Plan under Section 3.1, the relevant computation period shall be determined in accordance with the following rules:

               (i) An Employee's initial computation period shall be the 12-consecutive-month period beginning on the Employee's Employment Commencement Date.

               (ii) An Employee's second (and all subsequent) computation periods shall be the Plan Years commencing with the Plan Year which includes (or starts on the same day as) the first anniversary of the Employee's Employment Commencement Date.

          (c) Vesting. For purposes of vesting, the relevant computation period in all cases shall be the Plan Year.

          (d) Service Before Age 18. Unless otherwise determined by the Company, service before the Employee's 18th birthday must be disregarded for vesting and eligibility purposes.

          (e) Service With Another Entity. Unless otherwise determined by the Company, an Employee will receive credit for vesting and eligibility purposes for his or her Years of Service with another entity prior to the date that entity became an Affiliated Company, provided the Employee (1) is actively employed by that entity on the date it became an Affiliated Company, or (2) has an account balance in a qualified retirement plan of the Affiliated Company at the time of a plan-to-plan transfer as set forth in Section 5.5.

          (f) Service With a Predecessor Company. An Employee will receive credit for vesting and eligibility purposes for his or her Years of Service with a Predecessor Company provided the Employee is actively employed by the Predecessor Company on the Effective Date.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility to Participate.


          (a) Effective Date Eligibility. Each Eligible Employee employed by an Employer as of the Effective Date who was also eligible to participate an Employer's cash or deferred arrangement on December 31, 1998 shall be eligible to participate in the Plan on the Effective Date. Each other
     Eligible Employee employed by an Employer as of the Effective Date shall become eligible to participate in the Plan on the Effective Date if the Eligible Employee has completed a Year of Service (determined under the rules of Section 2.69) on that date.

          (b) Eligibility Subsequent to the Effective Date. After the Effective Date, every Eligible Employee employed by an Employer shall become eligible to participate in the Plan upon the Entry Date coinciding with or next following the date as of which the Eligible Employee completes a Year of Service (determined under the rules of Section 2.69).

          (c) Rollover Contributions. Each Eligible Employee shall become eligible to participate in the Plan with regard to Rollover Contributions as of his or her Employment Commencement Date, provided it is likely he or she will otherwise become a Plan Participant.

          (d) Plan-to-Plan Transfers. Each Eligible Employee or Nonemployee Participant shall be eligible to participate in the Plan for certain limited purposes as of the date of the transfer of his or her interests from a qualified retirement plan in a plan-to-plan transfer as described in
     Section 5.5.

          (e) Active Employment. If an Eligible Employee is not actively employed by an Employer on the date on which he or she would otherwise enter the Plan, then entry will be deferred until the next day that he or she is so employed, provided that date is after the date he or she would otherwise have entered the Plan.

          (f) Rules. The Company may prescribe such rules as it deems necessary or appropriate regarding times and procedures for Participants to make elections to defer receipt of a portion of Compensation as provided in
     Section 5.1.

     3.2 Commencement of Participation.


          (a) Each Eligible Employee entitled to receive Employer matching contributions under Section 6.8(e) shall be entitled to receive Employer matching contributions relating to Elective Deferrals made on and after the date following the satisfaction of the eligibility requirements of Section 3.1.

          (b) A former Participant who satisfied the eligibility requirements of
     Section 3.1 who is reemployed by an Employer as an Eligible Employee, or a Suspended Participant who again becomes an Eligible Employee, shall be entitled to commence participation upon again becoming an Eligible Employee.

          (c) The Company may adopt rules and procedures regarding the actual pay period in which Elective Deferrals commence to be deducted from Compensation to accommodate administrative and payroll practices and issues.

                                   ARTICLE IV

               TRUST FUND AND EMPLOYER CONTRIBUTIONS, VALUATION OF
               COMPANY STOCK CONTRIBUTED, INVESTMENT DIRECTION BY
                    PARTICIPANTS, COMPANY STOCK TRANSACTIONS
                            WITH DISQUALIFIED PERSONS

     4.1 Trust Fund. The Company has established the Trust pursuant to a Trust Agreement under which the Trustee has agreed to hold and administer in trust all amounts accumulated under the Plan together with the additional funds deposited with the Trustee pursuant to the terms of this Plan. The Company shall have the authority to select the Trustee to act under the Trust Agreement and to enter into new or amended Trust agreements as it deems advisable.


     4.2 Permissible Types of Plan Investments. The assets of the Plan may be invested in any property that is a permissible plan investment under applicable law, including, but not limited to, Company Stock as defined in ERISA section 407(d)(5) and loans to a Participant (other than a Nonemployee Participant).


     4.3 Employer Contributions. Each Employer shall pay over to the Trustee in cash an amount equal to the aggregate of the amounts that each Participant
(other than a Nonemployee Participant and a Suspended Participant) elects (pursuant to Article V) to have contributed to the Plan on his or her behalf as Elective Deferrals. Such contributions shall be made as soon as practicable after such amounts are withheld from the Compensation of the Participant (other than the Nonemployee Participant or Suspended Participant) but in any event within prescribed time requirements of applicable regulations. If necessary or appropriate, the Company, in its sole discretion, may make contributions to the Plan in excess of the amounts required under the preceding sentence as Qualified Matching Contributions, as Employer Profit Sharing Contributions, as Additional Employer Contributions or as matching contributions which do not constitute Qualified Matching Contributions. These Employer Contributions shall be made no later than the due date for filing the federal income tax return (including extensions) of the Company for the taxable year with respect to which the contribution is made. Any Employer may, in its discretion, make contributions at any time to defray Plan expenses as provided in Section 6.11.


     4.4 Form of Employer Contributions. The Employer Contributions to the Trust Fund shall be paid in cash, Company Stock, or such other property as the Board of Directors may from time to time determine.


     4.5 Valuation of Employer Contributions in the Form of Company Stock. Company Stock contributed by an Employer to the Trust Fund shall be valued using the rules set forth in Section 6.9(b)(ii).


     4.6 Investment of Employer Contributions, Rollover Contributions and Transferred Amounts. All contributions to the Plan (whether Employer Contributions, Rollover Contributions or plan-to-plan transfers) shall be invested as provided in this Section 4.6. The Company may establish a choice of investment alternatives from which each Participant or Eligible Employee (but only with respect to a Rollover Account) may select in determining the manner in which his or her Plan Account, Matching Contribution Account, Rollover Account (if any), Prior Plan Transfer Account (if any) and Vested Prior Plan Transfer Account (if any) will be invested, although it is intended that Matching Contribution Accounts will be invested in shares of Company Stock or a Company Stock fund. The Company shall prescribe procedures for investment of amounts allocated to an Alternate Payee Account. Employer Contributions may be directed to be invested in a Company Stock fund within the Trust, subject to the direction of the Company.


          (a) If such investment alternatives are established, each Participant or Eligible Employee may elect to invest the assets of his or her Accounts in such alternatives at such time, in such manner, and subject to such restrictions as the Company shall specify.

          (b) Separate funds within the Trust Fund shall be established to reflect the available alternatives, and separate subaccounts shall be established for each investment alternative selected by a Participant or an Eligible Employee, and each such subaccount shall be valued separately.

          (c) The Company, in its discretion, may permit Participants and Eligible Employees to transfer amounts from one investment alternative to one or more other investment alternatives. An election to transfer such amounts shall be made only at such time, in such manner, and subject to such restrictions as the Company may specify. The Company may provide that future contributions may be invested in a different investment alternative than amounts already accumulated in the Participant's or Eligible Employee's Account(s).

          (d) The Company shall prescribe rules relating to the investment of the assets in the Accounts of a Participant or an Eligible Employee who fails to make an effective election, for any reason whatsoever, including, but not limited to, the Participants (excluding Nonemployee Participants or Suspended Participants) who are deemed to have elected to defer a portion of their Compensation pursuant to Section 5.1(b), as to how all or a portion of his or her Accounts shall be invested.

          (e) The Company, in its discretion, may permit or require that Rollover Contributions or plan-to-plan transfers made in kind, rather than in cash, be maintained as separate funds within the Trust Fund until such time as the Company permits Participants or Eligible Employees to invest those assets in alternative investments.

          (f) The Company shall provide notice by arranging for reports to Participants and Eligible Employees regarding the investment of their funds pursuant to their investment elections. Failure of a Participant or an Eligible Employee to notify the Company regarding implementation of his or her investment election within 30 days following such notice shall be deemed to be an election to have the Accounts invested in the manner shown on such report, even if the manner of investment is different from that specified in the Participant's or the Eligible Employee's election form or investment instructions. If a Participant or an Eligible Employee has not received a notice confirming his or her investment election (or change therein) and does not notify the Company within 30 days of the date such election (or change) was to be effective, the Participant or the Eligible Employee, as applicable, shall be deemed to have elected to have the Accounts invested in the manner in which they are in fact invested, even if that method differs from the Participant's or the Eligible Employee's election form or investment instructions.

     4.7 Irrevocability. No Employer shall have a right or title to, or interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to any Employer except that funds may be returned to an Employer as follows:


          (a) In the case of an Employer Contribution which is made by a mistake of fact, that contribution shall be returned to an Employer, as applicable, within one year after such contribution is made.

          (b) All Employer Contributions to the Plan are conditioned upon the deductibility of those contributions under Code section 404. To the extent a deduction is disallowed, the contribution shall, at the election of the Company, be returned to an Employer within one year after the disallowance.

          (c) If the IRS Commissioner determines that the Plan is not initially qualified under the Code, then the Trustee (at the direction of the Plan Administrator) will return to each Employer any contributions that Employer made to the Plan within one year after the date the Commission denies the initial qualification, but only if the application for determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or a later date prescribed by the Secretary of the Treasury.

     4.8 Employer and Trustee Not Responsible for Adequacy of Trust Fund.


          (a) Neither an Employer nor the Trustee shall be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid from the Trust assets, and neither an Employer nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan.

          (b) Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, an Employer shall not be responsible for any decision, act or omission of the Trustee, the Company, or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

          (c) Each Employer expressly disavows any contractual obligation, implied or explicit, to make any contribution to the Plan or to contribute any specified amount.

     4.9 Company Stock Transactions with Disqualified Persons. Acquisition or sale by the Plan of Company Stock from or to a "disqualified person," as defined in Code section 4975(e)(2), shall be at a price which represents "adequate consideration," as defined in section 3(18) of ERISA or, in the event such Company Stock is a marketable obligation, as defined in section 407(e) of ERISA, at a price not less favorable to the Plan than the price determined under section 407(e)(1) of ERISA. No commission shall be charged to the Plan in connection with any such sale or acquisition. The determination as to whether or not such a sale or acquisition satisfies the requirements of this Section 4.9 shall be made by the Company.


     4.10 Participant Directed Investments.


          (a) If and to the extent the Participant or the Eligible Employee (but only with respect to a Rollover Account) exercises discretion in the selection of investment alternatives, such Participant's or Eligible Employee's investment directions shall be made according to the following rules:

          Consistent with ERISA section 404(c), if the Participant or the Eligible Employee exercises investment discretion, each Participant or Eligible Employee shall have full authority and responsibility to direct the investment and reinvestment of the Participant's or the Eligible Employee's Account among the available investment options. Except as otherwise provided by ERISA:

               (i) the Participant or the Eligible Employee shall not be deemed a fiduciary of the Plan or the Trust Fund solely because the Participant or the Eligible Employee exercises control over the assets of the Participant's or the Eligible Employee's Account (except with respect to voting of proxies and tendering of shares); and

               (ii) neither an Employer, the Investment Manager (if any), nor the Trustee shall be liable for any loss, or for any breach, that results from a Participant's or an Eligible Employee's exercising control over such Participant's or Eligible Employee's Account.

          (b) The Company shall transmit the investment directions of the Participants and the Eligible Employees exercising discretion to the Trustee. The Trustee shall invest and reinvest assets held under the Trust by the Trustee based on such directions.

          (c) Form of Investment Direction. It is contemplated that all investment directions, instructions or notices will be in writing or, if permitted by the Company and acceptable to the Trustee, by facsimile, telex, telegram, telephone or any form of electronic communication.

                                    ARTICLE V

                   ELECTIVE DEFERRALS, ROLLOVER CONTRIBUTIONS,
          PLAN-TO-PLAN TRANSFERS, LIMITATION ON MATCHING CONTRIBUTIONS,
                          PROFIT SHARING CONTRIBUTIONS,
                              AND MILITARY SERVICE

     5.1 Election and Automatic Election of Deferrals.


          (a) At dates established by the Company, each Participant (other than a Nonemployee Participant or a Suspended Participant) may elect, in the format prescribed by the Company, to defer the receipt of a portion of his or her Compensation for that Plan Year and to have the deferred amount contributed directly by an Employer to the Trust Fund as Elective Deferrals.

          (b) On the Effective Date, each Eligible Employee will be deemed to have consented to defer the same percentage of Compensation that the Eligible Employee had elected to defer to the cash or deferred arrangement of his or her Employer, if any, as in effect on December 31, 1998. That amount shall be contributed directly by the Employer to the Trust Fund as an Elective Deferral, and such deemed deferral election shall continue until revoked or amended.

     5.2  Amount  Subject  to  Election;   Nondiscrimination   Requirement   and
Distribution of Excess Contributions.


          (a) The maximum percentage of an individual's Compensation that he or she may elect to have deferred as provided in Section 5.1 shall be sixteen percent (16%), subject to the provisions of Section 5.2(g) and (h). For purposes of this Section 5.2(a), the amount of the individual's Compensation shall be determined prior to the reduction caused by the deferral (if any) of a portion of his or her Compensation pursuant to this
     Article V.

          (b) The maximum amount of Elective Deferrals contributed on behalf of a Participant (excluding any Nonemployee Participant or Suspended Participant) under the Plan shall not exceed $7,000 (adjusted by the Adjustment Factor) during any calendar year. If, during a calendar year,
     (i) an Employee participates in this Plan and one or more other plans with a qualified cash or deferred arrangement described in Code section 401(k), 408(k)(6) or 403(b); (ii) the Employee's Elective Deferrals under all such plans (including this Plan) exceed $7,000 (adjusted by the Adjustment Factor); and (iii) all or any portion of such Employee's Elective Deferrals under this Plan constitute Excess Deferrals by virtue of an allocation and notification by the Employee pursuant to Code section 402(g)(2)(A)(i), such Excess Deferrals shall be distributed to such Employee as permitted by Code section 402(g)(2)(A)(ii).

          (c) The Company shall determine if Excess Contributions exist (which shall be determined after determining Excess Deferrals) by recharacterizing Elective Deferrals as Excess Contributions to the extent necessary such that the remaining Elective Deferrals not so recharacterized satisfy the Average Deferral Percentage test of either paragraph (A) or (B) below (together referred to as the "ADP test").

                    (A)  The  Average   Deferral   Percentage  of   Participants
               (excluding Nonemployee Participants or Suspended Participants ineligible to participate in the Plan for the Plan Year) who are Highly Compensated Employees is not more than the Average Deferral Percentage for Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                    (B)  The  Average   Deferral   Percentage  of   Participants
               (excluding Nonemployee Participants or Suspended Participants ineligible to participate in the Plan for the Plan Year) who are Highly Compensated Employees is not more than two hundred percent (200%) of the Average Deferral Percentage of Nonhighly Compensated Employees for the prior Plan Year and is also not more than the Average Deferral Percentage of Nonhighly Compensated Employees for the prior Plan Year plus two percentage points.

     Excess Contributions for a Highly Compensated Employee shall be determined as follows:

               (i) First, the Elective Deferrals of the Highly Compensated Employee with the highest dollar amount of Elective Deferrals is reduced to the extent necessary to satisfy the ADP test set forth in
          Section 5.2(c) above or to cause such dollar amount of Elective Deferrals to equal the dollar amount of Elective Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals.

               (ii) Second, this process is repeated until the ADP test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the reduction in Elective Deferrals as provided above made to satisfy the ADP test.

     In determining the ADP test of this Section 5.2(c), the Plan will take into account the Deferral Percentage of all Eligible Employees. For this purpose, an Eligible Employee is any Eligible Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan (i.e., to make Elective Deferrals) for all or a portion of the Plan Year; an Eligible Employee whose eligibility to make Elective Deferrals has been suspended because of an election not to participate, a distribution or a loan; and an Eligible Employee who cannot make Elective Deferrals because of the Code section 415 limits on Annual Additions. In the case of an Eligible Employee who elects to make no Elective Deferrals, the Deferral Percentage that is included in the Average Deferral Percentage test is zero.

          (d) Excess Contributions plus, if required by applicable regulations, any income and minus any loss allocable to such Contributions shall be distributed no later than the last day of each Plan Year to the Highly
     Compensated  Employees to whose  Accounts  such Excess  Contributions  were allocated for the preceding Plan Year for which such contributions were allocated. Excess Contributions shall be treated as Annual Additions. The income or loss allocable to such Contributions shall include the income or loss for the Plan Year for which the Excess Contributions were made and income or loss for the period between the end of the Plan Year and the date of the distribution. Such income or loss shall be determined pursuant to procedures established by the Company consistent with Code section 401(k)(8)(A) and Treasury Regulations section 1.401(k)-1(f)(4).

          (e) Distribution of Excess Contributions (plus income and minus loss thereon if required by applicable regulations) shall be made on the basis of the respective portions of the Excess Contributions attributable to each Highly Compensated Employee. Distribution shall be made first from the Plan Accounts of the Highly Compensated Employees whose Elective Deferrals represent the highest dollar amount of Elective Deferrals for the Plan Year. No distribution shall be made of Excess Contributions to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher dollar amount of Elective Deferrals. Any decrease in the amount of Elective Deferrals to be made on behalf of a Participant (excluding a Nonemployee Participant or Suspended Participant) or a distribution of Excess Contributions under this subsection (e) will also be effective for purposes of determining the amount of Qualified Matching Contributions, if any, to be allocated to such Participant under Section 6.8(e) below.

          (f) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferrals described in Code section 402(g)(3)(A) or qualified nonelective contributions described in Code section 401(m)(4)(C) allocated on his or her behalf under two or more plans or arrangements described in Code section  401(k) that are  maintained by any Employer shall be determined as
     if  all  such  deferrals  and  contributions   were  made  under  a  single
     arrangement.

          (g) The Company may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may elect to defer and the timing of such an election. These rules may prescribe a maximum percentage of Compensation that may be deferred, or may provide that the maximum percentage of Compensation that a Participant may defer will be a lower percentage of his or her Compensation above a certain dollar amount of Compensation than the maximum deferral percentage below that dollar amount of Compensation. These rules shall apply to all individuals eligible to make the election described in Section 5.1, except to the extent that the Company prescribes special or more stringent rules applicable only to Highly Compensated Employees.

          (h) The Company may, in its rule-making discretion, estimate, as soon as is reasonably possible prior to the close of the Plan Year, the extent (if any) to which deferral treatment under Code section 401(k) may not be available to any Participant (or class of Participants). If, pursuant to these estimates by the Company, a Participant (or a class of Participants) is not eligible for deferral treatment for any or all of the amounts deferred pursuant to the election set forth above in Section 5.1, then the Company may authorize a suspension of Elective Deferrals made pursuant to the provisions of Article V. This suspension shall be made pursuant to rules promulgated by the Company. These rules may include provisions authorizing the suspension of Elective Deferrals above a specified dollar amount of Compensation, or any other means that the Company believes will help to ensure that deferral treatment will be available for all Participants.

               (i) In the event that the Company determines that an amount to be deferred pursuant to the election provided in Section 5.1 would cause the Employer Contributions under this and any other tax-qualified retirement plan maintained by any Employer to exceed the applicable deduction limitations contained in Code section 404, or to exceed the maximum Annual Addition determined in accordance with Article XIII, the Company may treat such amount in accordance with the rules set forth above in Section 5.2(h).

     5.3 Termination of, Change in Rate of, or Resumption of Deferrals.


          (a) A Participant (excluding a Nonemployee Participant or a Suspended Participant) may at any time submit on form(s) prescribed by the Company a request to the Company that he or she wishes to terminate, alter the rate of, or resume his or her Elective Deferrals made pursuant to this Article V.

          (b) This request for termination, alteration, or resumption shall be effective as soon as practicable, subject to Section 5.2(h).

     5.4 Rollover Contributions From Other Plans. An Eligible Employee, regardless of whether he or she has satisfied the participation requirements of
Section 3.1, or a Participant (except a Nonemployee Participant) may transfer to the Trust Fund a Rollover Contribution pursuant to procedures approved by the Company. The Company shall develop such procedures and may require such information from a Participant or an Eligible Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of a Rollover Contribution. Upon approval by the Company, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. Such Account shall be one hundred percent (100%) vested in the Participant or the Eligible Employee, shall be valued in accordance with Section 6.9, but shall not share in Employer Contribution allocations. Upon termination of employment, the total amount of the Rollover Account shall be treated as part of the Participant's or the Eligible Employee's Distributable Benefit under Section 8.9 and distributed in accordance with Section 8.4, 8.5, 8.8 and 8.9, as applicable.


     Upon such transfer by an Eligible Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1, his or her Rollover Account shall represent his or her sole interest in the Plan until he or she becomes a Participant.

     5.5 Plan-to-Plan Transfers. In its sole discretion, the Company may authorize (subject to procedures established by the Company) the Plan to accept a transfer, from a plan qualified under Code section 401(a), of a Participant's account balance under such transferee plan, but only to the extent such account balance satisfies each of the following requirements:


          (a) If it is made to this Plan from a plan which contained Protected Benefits, such Protected Benefits shall continue to be maintained whether in the Participant's Prior Plan Transfer Account or Vested Prior Plan Transfer Account, which is allocated and separately accounted for, or in the Participant's Plan Account, Employer Profit Sharing Contributions Account, or Rollover Account, as applicable, depending upon the character of the contribution under the transferee plan.

          (b) To the extent required by Code section 411(d)(6), and pursuant to procedures established by the Company, an amount transferred to the Participant's Accounts pursuant to this Section 5.5 shall retain the Protected Benefits that were applicable to such Account balance prior to the transfer to the Plan. Any transferor plans that provide annuities or any other required Protected Benefits, those Protected Benefits are set forth in Appendices D and F attached to this Plan and made a part hereof. If annuities were provided, then the amount transferred and all other amounts credited to the Account of a Participant are also subject to the provisions of Article XVII. Notwithstanding the foregoing, the Company reserves the right to eliminate all or any of such Protected Benefits if and to the extent permitted by Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

     5.6 Employer Matching Contributions.


          (a) Amount. For each Participant (except for a Nonemployee Participant or Suspended Participant) who makes Elective Deferrals and has satisfied the eligibility rules in Section 3.1, an Employer shall make a matching contribution equal to fifty percent (50%) of such Participant's Elective Deferrals made on and after the Entry Date or the Effective Date, whichever applies as described in Section 3.1, which contribution does not exceed six percent (6%) of such Participant's Compensation.

          (b) Participant's Maximum Amount. If a Participant's (other than a Nonemployee Participant's or a Suspended Participant's) Elective Deferrals are restricted by the maximum limit during a Plan Year under Section 5.2 before such Participant receives the maximum amount of matching contributions which would have been made for such Plan Year had the Participant's Elective Deferrals been made evenly throughout the Plan Year, an Employer shall, if directed by the Company in its discretion, make an additional matching contribution with respect to that Participant for such Plan Year. The amount shall be sufficient to make the aggregate matching contributions for that Participant for such Plan Year equal to fifty percent (50%) of the Participant's Elective Deferrals for such Plan Year (or the portion of the Plan Year after the Participant's Entry Date, if that is after the first day of the Plan Year), but in no event in an amount greater than three percent (3%) of the Participant's Compensation for such Plan Year or the Participant's Compensation for the portion of the Plan Year after the Participant's Entry Date, if that is after the first day of the Plan Year.

          (c) Nondiscrimination Requirement. Excess Aggregate Contributions (which shall be determined after determining Excess Deferrals and Excess Contributions) shall be reduced or distributed as provided below to the extent necessary to satisfy one of the tests described in paragraphs (i) or
     (ii) below (together referred to as the "ACP test"), taking into account the Average Contribution Percentages of all Eligible Employees in the Highly Compensated Employee group or Nonhighly Compensated Employee group, as applicable. For this purpose, an Eligible Employee is any Eligible Employee who is directly or indirectly eligible to receive an allocation of Employer matching contributions pursuant to Section 4.3 and includes an
     Eligible Employee who would be entitled to receive Employer matching contributions but elects not to make Elective Deferrals. In the case of an Eligible Employee who is eligible but who elects to have no Elective Deferrals and who receives no Employer matching contributions, the Contribution Percentage that is to be included in determining the Average Contribution Percentage is zero.

               (i) The Average Contribution Percentage of Highly Compensated Employees who are Eligible Employees is not more than the product of
          1.25 and the Average Contribution Percentage of Nonhighly Compensated Employees; or

                    (A)  The   Average   Contribution   Percentage   of   Highly
               Compensated Employees who are Eligible Employees is not more than the lesser of:

                    (B) Two hundred  percent (200%) of the Average  Contribution
               Percentage of Nonhighly Compensated Employees; and the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of the alternative limitation with respect to any Highly Compensated Employee.

                    (C) If any Highly  Compensated  Employee is eligible to make elective salary deferrals under a cash or deferred arrangement and to make after-tax Employee contributions or to receive matching contributions under the Plan or any other plan maintained by any Employer, the disparity between the Average Contribution Percentage of the Highly Compensated Employee group and the Nonhighly Compensated Employee group shall be reduced as provided in Treasury Regulations section 1.401(m)-2.

     Excess Aggregate Contributions (and income thereon if required by applicable regulations) shall be distributed to the appropriate Highly Compensated Employees (or forfeited, if forfeitable) after the close of the Plan Year in which the Excess Aggregate Contributions arose and in any event within 12 months after the close of such Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions. In the event of a complete termination of the Plan during a Plan Year in which Excess Aggregate Contributions arose, such distributions shall be made after the date of termination of the Plan and as soon as administratively feasible, but in no event later than the close of the 12-month period following the date of such termination. The income allocable to Excess Aggregate Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution. Income includes all earnings and appreciation, including such items as interest, dividends, rents, royalties, gains from sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized. A corrective distribution of Excess Aggregate Contributions (and income thereon if required by applicable regulations) may be made without regard to any notice or consent that otherwise would be required under sections 411 and 417 of the Code.

     The amount of Excess Aggregate Contributions for a Highly Compensated Employee shall be determined as follows: First, the matching contributions of the Highly Compensated Employee with the highest dollar amount of matching contributions is reduced to the extent necessary to satisfy the ACP test set forth above or cause such dollar amount of matching contributions of the Highly Compensated Employee with the next highest dollar amount of matching contributions. Second, this process is repeated until the ACP test set forth above is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the reduction in matching contributions as determined above.

                    (D) Forfeitures of Employer matching  contributions shall be made in accordance with Article VIII.

                    (E) Distributions or forfeitures,  as applicable,  of Excess
               Aggregate Contributions shall be made from the Participant's (other than a Nonemployee Participant's) Matching Contribution Account. No distribution shall be made of Excess Aggregate Contributions to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher dollar amount of matching contributions.

               (ii) Special Rules.

                    (A) The  Contribution  Percentage  of a  Highly  Compensated
               Employee who is eligible to participate in two or more plans maintained by an Employer to which matching contributions, or elective salary deferrals (with respect to the same Compensation) are made shall be aggregated for purposes of determining such Employee's Contribution Percentage.

                    (B) If this  Plan  satisfies  the  requirements  of  section
               410(b) of the Code only if aggregated with one or more other plans or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then Section 5.6 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. Plans may be aggregated only if they have the same plan year.

     The determination and treatment of the Contribution Percentage of any Employee shall satisfy any other requirements prescribed by the Secretary of the Treasury.

     No benefit other than matching contributions shall be conditioned (directly or indirectly) upon the Participant's (other than the Nonemployee Participant's or Suspended Participant's) election to make or not to make Elective Deferrals under the Plan. The preceding sentence shall not apply to any matching contribution made on account of such election under a plan described in section 125(c) of the Code in lieu of an elective salary deferral to a qualified cash or deferred arrangement.

     5.7 Employer Profit Sharing Contributions.


          (a) Amount. Each Employer, in its absolute discretion, may make an Employer Profit Sharing Contribution to the Trust with respect to any Plan Year provided, however, that such Employer Profit Sharing Contribution satisfies the nondiscrimination requirements of section 401(a)(4) of the Code. An Employer may vary the amount of Employer Profit Sharing Contributions from year to year in its sole discretion. Such contributions shall be allocated as of the last day of the Plan Year to the Employer Profit Sharing Contributions Account of each Participant employed by the Employer (other than a Nonemployee Participant or a Suspended Participant) making the allocation in the ratio that the Compensation from the Employer of each such Participant for such Plan Year (or the Participant's Compensation for the portion of the Plan Year after the Participant's Entry Date, if that is after the first day of the Plan Year) bears to the aggregate Compensation from the Employer of all eligible Participants employed by the Employer making the allocation for such Plan Year.

          (b) Eligibility. Participants eligible to receive an allocation of the Employer Profit Sharing Contribution for the Plan Year shall be limited to those Participants who are Eligible Employees of the Employer making the allocation on the last day of the Plan Year for which such contribution is made and those Participants employed by the Employer making the allocation who retire, become Disabled, or die during the Plan Year and are not Suspended Participants on the date of retirement, disability or death. Nonemployee Participants shall not be eligible to receive such an
     allocation.   Contributions  allocated  to  Participants'  Employer  Profit
     Sharing  Contributions  Accounts  shall be  designated  as Employer  Profit
     Sharing  Contributions  and shall vest according to the schedule in Section
     7.2

     5.8 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).


     5.9 Alternative Testing Groups and Methods.


          (a) In determining whether the ADP test (under Section 5.2) and/or ACP test (under Section 5.6) is or are satisfied, the Company may elect to test separately those Eligible Employees who would not be eligible to participate if the Plan imposed a minimum one Year of Service requirement for eligibility.

          (b) In applying the ADP test (under Section 5.2) and the ACP test (under Section 5.6), the Plan shall use the prior year testing method for the 1998 testing year and subsequent years unless and until changed by the Company to the current year method consistent with procedures prescribed by the Internal Revenue Service pursuant to Code sections 401(k)(3)(A) and 401(m)(2)(A).

                                   ARTICLE VI

                      ACCOUNTING AND ALLOCATION PROCEDURES

     6.1 Plan Accounts. The Company shall open and maintain a separate Plan Account for each Participant (excluding a Nonemployee Participant) in the Plan who made Elective Deferrals and each Participant whose interest in the qualified plan of his or her Employer engaged in a plan-to-plan transfer to the Plan pursuant to Section 5.5.


     6.2 Matching Contribution Accounts. The Company shall open and maintain a separate Matching Contribution Account for each Participant (excluding a Nonemployee Participant) in the Plan who is or has been allocated Employer matching contributions.


     6.3 Employer Profit Sharing Contributions Accounts. The Company shall open and maintain a separate Employer Profit Sharing Contributions Account for each Participant (excluding a Nonemployee Participant) in the Plan who is or has been allocated Employer Profit Sharing Contributions and each Participant whose interest in the qualified interest of his or her Employer engaged in a plan-to-plan transfer pursuant to Section 5.5.


     6.4 Rollover Accounts. The Company shall open and maintain a separate Rollover Account for each Participant (except a Nonemployee Participant) or Eligible Employee in the Plan who has made a Rollover Contribution to the Plan, and each Eligible Employee or Nonemployee Participant whose interest in a rollover contribution from another qualified plan, has been transferred to this Plan pursuant to Sections 2.1(d) and 5.5.


     6.5 Prior Plan Transfer Accounts. The Company may open and maintain a separate Prior Plan Transfer Account for each Participant in the Plan whose interest in the qualified plan of his or her Employer engaged in a plan-to-plan transfer to the Plan pursuant to Sections 2.1(e) and 5.5.


     6.6 Vested Prior Plan Transfer Accounts. The Company may open and maintain a separate Vested Prior Plan Transfer Account for each Participant in the Plan whose interest in the qualified plan of his or her Employer engaged in a plan-to-plan transfer to the Plan pursuant to Sections 2.1(f) and 5.5.



     6.7 Alternate Payee Account. The Company shall open and maintain a separate Alternate Payee Account for each Alternate Payee who is awarded benefits under this Plan (including amounts in this Plan following a plan-to-plan transfer in accordance with Section 5.5) pursuant to a qualified domestic relations order.


     6.8 Allocation of Employer Contributions.


          (a) All Employer Contributions representing Elective Deferrals shall be allocated to Participants' Plan Accounts (excluding the Accounts of Nonemployee Participants and Suspended Participants) within 30 days following their contribution to the Trust.

          (b) All Employer Contributions which constitute Qualified Matching Contributions shall be allocated to Participants' Plan Accounts (excluding the Accounts of Nonemployee Participants and Suspended Participants) within 90 days following their contribution to the Trust.

          (c) All Employer Contributions which constitute Employer Profit Sharing Contributions shall be allocated to Participants' Employer Profit Sharing Contributions Accounts (excluding the Accounts of Nonemployee Participants and Suspended Participants) within 90 days following their contribution to the Trust.

          (d) All Employer Contributions for a particular Plan Year which constitute Additional Employer Contributions shall be held on an unallocated basis until allocated to Participants' Plan Accounts (excluding the Accounts of Nonemployee Participants and Suspended Participants except as discussed in Section 6.13) as provided under this Plan. Prior to allocation, these contributions shall not be adjusted for any income, gain or loss thereon, which shall be allocated separately pursuant to Section 6.11.

          (e) Employer matching contributions (i.e., matching contributions which do not constitute Qualified Matching Contributions) shall be allocated to the Matching Contribution Accounts of Participants (excluding the Accounts of Nonemployee Participants and Suspended Participants) who have made Elective Deferrals during the Plan Year as follows:

               (i) In no event shall any Employer matching contribution be allocated with respect to Elective Deferrals in excess of six percent (6%) of Compensation; and

               (ii) Subject to subsection (i) above, an amount of Employer matching contributions equal to fifty percent (50%) of such Elective Deferrals shall be allocated to that Participant.

          (f) Employer Contributions in the form of Additional Employer Contributions shall be allocated so as to allow the Plan to satisfy the nondiscrimination test set forth in Code section 401(k)(3)(A)(ii) and
     Section 5.2(c) of the Plan. Subject to the limitations of Article XIII of this Plan and to the requirements of Code sections 401(k)(3)(A)(ii) and 401(k)(3)(C)(ii)(II), Additional Employer Contributions shall be allocated as an equal dollar amount to Plan Accounts of all Eligible Employees who
     (i) are Nonhighly Compensated Employees, (ii) are employed on the last day of the Plan Year for which such allocation is made and (iii) either already have, or would otherwise have (without regard to an allocation of Additional Employer Contributions) for such Plan Year, a Plan Account established for their benefit. Such allocation shall be made on or before the due date of the Company's federal income tax return for the fiscal year with which or within which such Plan Year ends.

     An Employer may determine to make no allocation of Additional Employer Contributions with respect to a group or classification of Employees within the Employer (who otherwise would be Eligible Employees entitled to such an allocation) designated by the Chief Operating Officer, Chief Financial Officer, Controller, or Treasurer of an Employer, as applicable. The designation of any such group or classification and the effective date of the ineligibility for allocation of Additional Employer Contributions shall be communicated in writing to the Company.

          (g) Employer Contributions which constitute Qualified Matching Contributions shall be allocated to the Plan Accounts of Participants (excluding those of Nonemployee Participants) who are Nonhighly Compensated Employees and who have made Elective Deferrals during the Plan Year as follows:

               (i) In no event shall any Qualified Matching Contribution be allocated with respect to Elective Deferrals in excess of six percent (6%) of Compensation;

               (ii)  Subject  to  subsection  (i)  above,   Qualified   Matching
          Contributions shall be allocated in an amount equal to fifty percent (50%) of such Elective Deferrals of eligible Participants.

          (h) Employer Contributions pursuant to Section 6.11 shall not be allocated to Accounts of Participants but (together with any gains or income thereon) shall be applied to defray Plan expenses.

          (i) In no event shall amounts be allocated which would cause the limitation on Annual Additions set forth in Article XIII to be exceeded.

          (j) Employer Contributions in the form of Company Stock shall be allocated to the Accounts of the Participants (except for those of Nonemployee Participants) based on the fair market dollar value of such contributed Company Stock as determined under the provisions of Section 6.9(b)(ii), unless a different valuation method shall be required under the applicable Treasury Regulations.

     6.9 Valuation of Accounts.


          (a) Within 90 days after the last day of each calendar quarter, within 90 days after the removal or resignation of the Trustee, and at such other times as determined by the Company, the Trustee shall value the assets of the Trust on the basis of fair market values. If the assets cannot be valued within the 90-day period specified in the preceding sentence, the assets shall be valued as soon thereafter as is practicable.

          (b) As soon as is reasonably possible after receipt of these valuations from the Trustee, the Company shall value the Accounts of each Participant, Eligible Employee, and Alternate Payee as of the applicable calendar quarter so as to reflect the current fair market value of each Account as of such Valuation Date. The valuation provisions of this Section
     6.9 shall be applied and implemented in accordance with the following rules:

               (i) If separate subaccounts have been established for separate investment alternatives, each subaccount shall be valued separately and the total value of a Participant's, Eligible Employee or Alternate Payee's Account(s) shall equal the total value of his or her interest in each of the respective subaccounts in which his or her Account(s) have been invested.

               (ii) Company Stock allocated and credited to an account or subaccount, or to a separate fund within the Trust Fund in which Participants' (other than Nonemployee Participants') or Alternate Payees' Accounts or subaccounts are invested as provided in Section 4.6, as well as Company Stock held on an unallocated basis in the Trust Fund, shall be valued as of the applicable Valuation Date, according to the following rules:

                    (A) Company Stock acquired by the Trust Fund with cash shall initially be valued at the purchase price paid for such stock. On any subsequent Valuation Date, such Company Stock, as well as all other Company Stock held in, or contributed to, the Trust Fund, shall be valued in accordance with Section 6.9(b)(ii)(B) below.

                    (B) If any Company Stock consists of securities  listed on a national securities exchange, the fair market value of such Company Stock shall be considered to be equal to the closing price of such Company Stock (as reported in the consolidated transaction reporting system, or if not so reported, as reported on the principal exchange market for such Company Stock by such exchange or on any system sponsored by such exchange) on the trading day immediately preceding the applicable Valuation Date. If any Company Stock consists of securities traded on a regular basis, as determined by the Company, in the over-the-counter market, the fair market value of such Company Stock shall be considered to be equal to the average between the high bid price and the low asked price quoted by the automatic quotation system of a securities association registered under the federal securities laws for the trading day immediately preceding the applicable Valuation Date.

               (iii) The fair market value of any guaranteed interest contract, trust or fund holding such a contract, or similar program entered into between an insurance company and the Plan shall be determined based on the principal amount of such contract or program, plus the amount of the guaranteed interest or other increase in value which is paid or credited to the Plan pursuant to such contract or program. The provisions of this subparagraph (iii) shall apply to an investment alternative established under Section 4.6 which is invested in such a contract or program.

               (iv) To the extent that a Participant's, Eligible Employee's or Alternate Payee's Account is invested in a regulated investment company offered as an investment alternative under the Trust, the value of that portion of the Account shall be valued, pursuant to rules prescribed by the Company, based on the unit or share value of the regulated investment company on the applicable Valuation Date.

          (c) Neither an Employer nor the Trustee warrants, guarantees or represents, in any manner or to any extent whatsoever, that the value of a Participant's, Eligible Employee's or Alternate Payee's Account shall at any time equal or exceed the amount previously contributed thereto, or that any valuation or accounting method or practice will continue to be applied.

          (d) Allocation of Company Stock Received Pursuant to Stock Dividends, Splits, Recapitalizations, Etc. Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the stock is received by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.

          (e) Allocation of Stock Rights, Warrants or Options.

               (i) In the event any rights, warrants or options are issued on Company Stock held in the Trust Fund, the Trustee shall exercise them for the acquisition of additional Company Stock as directed by the Company and to the extent that cash is then available in the Trust Fund.

               (ii) Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustee for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under the provisions of this Plan, pursuant to directions of the Company.

               (iii) Any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Company, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which the rights, warrants or options were issued.

          (f) Allocation of Cash Dividends and Other Distributions Received in the Trust Fund.

               (i) All cash dividends paid to the Trustee with respect to any Company Stock that has been allocated to an Account (if any) as of the date the dividend is received by the Trustee shall be allocated to such Account. If the Company Stock in the Trust Fund is held in a Company Stock fund as an investment alternative pursuant to Section 4.6, such that Participants have an interest in such Company Stock only indirectly through an interest in such fund held in a subaccount, the cash dividends shall be allocated to such fund and shall thereafter be invested in accordance with the investment practices of such fund, and shall not be allocated directly to a Participant's Account or subaccount.

               (ii) All cash dividends paid to the Trustee with respect to unallocated Company Stock shall be allocated as provided in Section 6.11.

               (iii) Other distributions received by the Trustee with respect to investments of the Trust shall be allocated to the applicable fund(s) established pursuant to Section 4.6, as prescribed by the Company.

     6.10 Allocation of Forfeitures. The treatment of all amounts that are forfeited by reason of the termination of the employment of a Participant (other than a Nonemployee Participant) shall be governed by the following rules:


          (a) Forfeitures shall be used to offset Employer matching contributions and allocated to the Matching Contribution Accounts of those Participants who are entitled to receive an allocation of Employer matching contributions for the Plan Year according to the rules of Section 6.8.

          (b) No forfeitures shall be allocated to any Plan Account, Rollover Account, Prior Plan Transfer Account, Vested Prior Plan Transfer Account or Alternate Payee Account.

          (c) The forfeitures to be allocated shall be the amount of forfeitures arising on any Valuation Date since the next preceding allocation under this Section 6.10 and prior to the date prescribed by the Company as the cutoff date for such allocation.

          (d) Pending allocation, forfeitures shall be accounted for in the same manner as unallocated Employer Contributions and shall not be adjusted for income, gain or loss on such forfeitures. Such income, gain or loss shall be considered and accounted for in the same fashion as income, gain or loss on unallocated Employer Contributions.

     6.11 Allocation of Income or Loss on Unallocated Employer Contributions and Forfeitures; Employer Contributions to Defray Plan Expenses. At the time Employer Contributions are allocated to the Accounts, the income, gain or loss on unallocated Employer Contributions and forfeitures, adjusted for any Plan expenses paid or accrued as of the end of the Plan Year preceding the actual allocation date (except for Plan expenses paid through Employer Contributions pursuant to the following sentence), shall be allocated to those Participants eligible to receive an allocation of Additional Employer Contributions for such Plan Year, pro rata, according to each such Participant's entitlement to such allocation. Any Employer may, in its discretion, make a Plan contribution at any time for the purpose of defraying Plan expenses. Such contribution shall be used to defray Plan expenses and shall not be allocated to Accounts of Participants.


     6.12 Accounting Procedures. The Company shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Accounts provided for in this Article VI, as well as the implementation of investment direction by Participants, Eligible Employees with Rollover Accounts, Alternate Payees pursuant to Section 4.6 and transfers between or distributions from subaccounts established pursuant to Section 4.6(b). From time to time the Company may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts in accordance with the general concepts of the Plan and the provisions of this Article VI.


     A Participant, Beneficiary or Alternate Payee shall have no contractual or other right to have a particular accounting procedure or convention apply, or continue to apply, and the Company shall be free to alter any such procedure or convention without obligation to any Participant, Beneficiary or Alternate Payee, consistent with the requirements of Code section 411(d)(6).

     6.13 Suspended Participants. The Accounts of each Suspended Participant shall be held intact and shall be valued on each Valuation Date as provided in
Section 6.9, but shall not receive any allocation of Employer Contributions; provided, however, that if the Participant completes, during the Plan Year in which he or she becomes a Suspended Participant, 1,000 or more Hours of Service during such Plan Year, his or her Plan Account shall participate in the allocation of Additional Employer Contributions for such Plan Year, if he or she otherwise would have been eligible for such an allocation.

     6.14 Nonemployee Participants. The Accounts of each Nonemployee Participant shall be held intact and shall be valued on each Valuation Date as provided in
Section 6.9, to the extent indicated, but shall not receive any allocation of Employer Contributions.

     6.15 Accounting for Interest of an Alternate Payee. In the event an Alternate Payee is awarded an interest in the Plan benefits of any Participant or an Eligible Employee pursuant to a qualified domestic relations order, as defined in Section 14.2, such interest shall be separated into one or more separate Accounts and accounted for under rules prescribed by the Company, pending distribution to the Alternate Payee.

                                   ARTICLE VII

                               VESTING IN ACCOUNTS

     7.1 No Vested Rights Except as Herein Specified. No Participant, Eligible Employee, Beneficiary or Alternate Payee shall have any vested right or interest to, or any right of payment of, any assets of the Trust Fund, except as provided in this Plan. Neither the making of any allocations nor the crediting of any amounts to the Account of a Participant, Eligible Employee, Beneficiary or Alternate Payee shall vest in any Participant, Eligible Employee, Beneficiary or Alternate Payee any right, title, or interest in or to any assets of the Trust Fund.

     7.2 Participant's Vested Interest--General Rule. Subject to the provisions of Section 7.3, the Vested Interest of each Participant in any Matching Contribution Account established pursuant to Section 6.2, in any Employer Profit Sharing Contributions Account pursuant to Section 6.3 and in any Prior Plan Transfer Account pursuant to Section 6.5 shall be equal to the amount determined by multiplying the balance in the Account on the applicable date by the Vested Interest determined in accordance with the rules of Section 7.3 and the following schedule:


         Years of Service                             Vested Interest

        One year but less than two years                     20%
        Two years but less than three years                  40%
        Three years but less than four years                 60%
        Four years but less than five years                  80%
        Five years or more                                  100%

     7.3 Vested Interest--Special Rules. The determination of a Participant's Vested Interest in his or her Matching Contribution Account, Employer Profit Sharing Contributions Account and Prior Plan Transfer Account shall be subject to the following special rules:


          (a) In the event of an Employee's death, Disability or attainment of Normal Retirement Date, the Employee's Vested Interest shall become one hundred percent (100%), regardless of his or her number of Years of Service.

          (b) A former Employee who is reemployed by the Company or an Affiliated Company prior to incurring five consecutive Breaks in Service shall have his or her Vested Interest determined as if he or she had not terminated employment (subject to the provisions of Sections 7.2 and 8.5). If a former Employee incurs five consecutive Breaks in Service, amounts forfeited from his or her Matching Contribution Account, Employer Profit Sharing Contributions Account and Prior Plan Transfer Account shall remain forfeited and shall not be restored, and his or her Years of Service prior to such period of five consecutive Breaks in Service shall (subject to subparagraph (c) below) count only towards his or her Vested Interest applicable to allocations to his or her Matching Contribution Account, Employer Profit Sharing Contributions Account and Prior Plan Transfer Account credited after such period of five consecutive Breaks in Service.

          (c) If an Employee whose Vested Interest is zero upon his or her initial Break in Service incurs five or more consecutive Breaks in Service, his or her Years of Service accumulated before the commencement of any such period of consecutive Breaks in Service shall not be taken into account for purposes of determining the Vested Interest in his or her Matching
     Contribution Account, Employer Profit Sharing Contributions Account or Prior Plan Transfer Account at any time or for any purpose. An Employee's aggregate Years of Service shall not include any Years of Service not required to be taken into account under this Section 7.3(c) by reason of any prior Break in Service.

          (d) No Employee shall be given credit for any Years of Service performed before the computation period (as determined in accordance with Section 2.67) during which the Employee attained the age of 18 unless otherwise determined by the Company.

          (e) Unless otherwise determined by the Company, an Employee will receive credit for his or her Years of Service with another entity prior to the date that entity became an Affiliated Company, provided the Employee
     (1) is actively employed by that entity on the date it became an Affiliated Company, or (2) has an account balance in a qualified retirement plan of the Affiliated Company at the time of a plan-to-plan transfer as set forth in Section 5.5. An Employee will receive credit for Years of Service with a Predecessor Company, provided the Employee is actively employed by the Predecessor Company on the Effective Date.

          (f) In the event of a divestiture of an operating group or division, the Company may, in its sole discretion, determine, with respect to Eligible Employees whose employment with an Employer terminates as a result of such divestiture and in lieu of the otherwise applicable determination of Vested Interest specified in this Article VII, (1) treat the Eligible Employees' Vested Interest as 100%, notwithstanding their Years of Service prior to termination; or (2) treat such Eligible Employees as Suspended Participants but credit Years of Service with the new employer to whom such group is divested for purposes of determining such Eligible Employees' Vested Interest. Any such determination for a particular group or division shall not bind any Employer in any way with respect to any subsequent determination relating to a different group or division. In the event of a subsequent divestiture from the new employer, the Company may make a similar determination regarding vesting acceleration.

          (g) In the event the Plan is amended to change any vesting schedule under the Plan, each Participant having no less than three Years of Service shall be permitted to elect, within a reasonable period after the adoption of such amendment, to have his or her vested percentage determined under the Plan without regard to such amendment.

     7.4 Rollover, Vested Prior Plan Transfer and Plan Accounts. The Vested Interest of each Participant or Eligible Employee with a Rollover Account in his or her Plan Account, Vested Prior Plan Transfer Account and Rollover Account, as applicable, shall at all times be the entire balance in each such Account.

     7.5 Alternate Payee Accounts. In the event that an Alternate Payee is awarded an interest in the Matching Contribution Account, Employer Profit Sharing Contributions Account, or Prior Plan Transfer Account of a Participant whose Vested Interest in such Account is less than 100%, the Vested Interest at any time of the Alternate Payee in that portion of the Alternate Payee Account attributable to such awarded interest shall be the same percentage as the Participant's Vested Interest in his or her Matching Contribution Account, Employer Profit Sharing Contributions Account, Prior Plan Transfer Account at that time, determined in accordance with Sections 7.1 through 7.3.

     7.6 Missing Persons. If the Company is unable to locate a terminated Participant or Eligible Employee, or any Beneficiary of a deceased Participant or Eligible Employee after making a reasonable effort, the Company must direct the Trustee to liquidate the assets in the Participant's or Eligible Employee's Account. After five Break in Service years, the Participant's or Eligible Employee's Account in the Plan will be deemed to have been forfeited. Such forfeiture will be applied in accordance with Section 6.10.

     If the Participant, Eligible Employee, or the Beneficiary of such deceased person subsequently makes a valid claim for benefits after the forfeiture, the Company must direct the Trustee to reinstate the benefits from forfeitures that occur during the Plan Year in which the claim is made or from Additional Employer Contributions to the Plan.

                                  ARTICLE VIII

                PAYMENT OF PLAN BENEFITS; IN-SERVICE WITHDRAWALS;
                           RESIGNATION OF BENEFICIARY

     8.1 Death Prior to Termination of Employment.


          (a) Upon the death of a Participant (other than a Nonemployee Participant) or an Eligible Employee with a Rollover Account during his or her employment, the Company shall direct the Trustee to make a distribution of the Participant's or Eligible Employee's entire Distributable Benefit to the Participant's or Eligible Employee's Beneficiary as determined under
     Section 8.10.

          (b) Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or in kind, payable as soon as practicable following the Participant's or the Eligible Employee's death, subject to proof of death satisfactory to the Company.

     8.2  Death  After  Termination  of  Employment.  Upon the death of a former
Participant or Eligible Employee with a Rollover Account after his or her termination of employment, but prior to the distribution of his or her Distributable Benefit to which he or she is entitled, the Company shall direct the Trustee to make a lump-sum distribution of the entire balance (except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5), in cash or in kind, to the Participant's or Eligible Employee's Beneficiary determined under Section 8.10. Such payment is to be made as soon as practicable following the Participant's or Eligible Employee's death, notwithstanding any elections previously made by the Participant or Eligible Employee and subject to a proof of death satisfactory to the Company.


     8.3 Disability Prior to Termination of Employment.

          (a) Upon the Disability of a Participant (other than a Nonemployee Participant) or Eligible Employee with a Rollover Account during his or her employment, the Participant or Eligible Employee shall be entitled to a distribution of the Participant's or Eligible Employee's entire Distributable Benefit at his or her election.

          (b) Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or in kind, payable as soon as practicable following the date on which the Disability occurs, subject to proof of Disability satisfactory to the Company.

          (c) If a Disabled Participant or Disabled Eligible Employee elects not to receive a distribution of his or her Distributable Benefit upon his or her Disability, he or she will be subject to the distribution rules in the event of death or termination of employment set forth in Sections 8.1, 8.2, 8.4, and 8.5.

     8.4 Termination of Employment On or After Normal Retirement Date.


          (a) A Participant (other than a Nonemployee Participant) or Eligible Employee with a Rollover Account may retire from the employment of an Employer on or after his or her Normal Retirement Date consistent with the Employer's policies.

          (b) If a Participant (other than a Nonemployee Participant) or Eligible Employee terminates his or her employment on his or her Normal Retirement Date, then a Participant's or Eligible Employee's entire Distributable Benefit will be distributed to the Participant or Eligible Employee as soon as practicable following the Participant's or Eligible Employee's Normal Retirement Date. The Distributable Benefit form will be a lump-sum distribution, in cash or in kind, unless the Distributable Benefit includes Accounts which are subject to Article XVII or require distribution of the benefit in a different form due to a plan-to-plan transfer of a Protected Benefit under Section 5.5.

          (c) If the Participant (other than a Nonemployee Participant) or Eligible Employee continues in the service of an Employer beyond his or her Normal Retirement Date with the consent of the Employer consistent with applicable legal requirements, he or she shall continue to participate in the Plan in the same manner as Participants or Eligible Employees who have not reached their Normal Retirement Dates, provided that payment of his or her Distributable Benefit shall commence no later than the date he or she subsequently terminates his or her employment or his or her Required Beginning Date, whichever is earlier. At the subsequent termination of the Participant's or Eligible Employee's employment or Required Beginning Date, his or her Distributable Benefit shall be based upon the value of his or her Accounts as of the applicable Valuation Date determined with reference to his or her date of termination of employment or Required Beginning Date as though that were his or her Normal Retirement Date. Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or in kind, payable as soon as practicable following a Participant's or Eligible Employee's request after his or her termination of employment or Required Beginning Date, whichever is earlier.

     8.5 Termination of Employment Prior to Normal Retirement Date. Except as otherwise provided in Sections 8.1, 8.2, or 8.3, the following rules of this
Section 8.5 shall apply in the case of a Participant (other than a Nonemployee Participant) or Eligible Employee with a Rollover Account whose employment with an Employer terminates prior to his or her Normal Retirement Date:


          (a) The Participant's or Eligible Employee's Accounts shall continue to be valued pursuant to Section 6.9, but no further allocations of Employer Contributions under Article VI shall be made to such Accounts, except for an allocation of Employer Contributions representing Elective Deferrals made prior to termination and Employer matching contributions related thereto.

          (b) The Participant's or Eligible Employee's Distributable Benefit shall be distributed to him or her as soon as practicable following the Participant's or Eligible Employee's request for such distribution pursuant to rules prescribed by the Company, except as provided in Section 8.5(h), but in any event not later than the Participant's or Eligible Employee's Normal Retirement Date. Except with respect to Accounts that are subject to
     Article XVII or contain either forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or in kind.

          (c) The nonvested portion of his or her Matching Contribution Account, Employer Profit Sharing Contributions Account, or Prior Plan Transfer Account shall be forfeited as of the date that the Participant has five consecutive Break in Service Years or, if earlier, the date his or her Vested Interest is distributed to him or her. In the case of a Participant with no Vested Interest in his or her Matching Contribution Account, Employer Profit Sharing Contributions Account, or Prior Plan Transfer
     Account, deemed distribution and forfeiture shall occur within the period commencing on the date of his or her termination of employment and ending 90 days following the end of the Plan Year in which his or her termination of employment occurs.

          (d) If the Participant who received an actual or deemed distribution of his or her Account is reemployed by the Company or any Affiliated Company prior to his or her incurring his or her fifth consecutive Break in Service or on (or before) the Anniversary Date of the Plan Year in which his or her fifth consecutive Break in Service occurs, the Participant shall be entitled to have the entire amount of his or her Matching Contribution Account, Employer Profit Sharing Contributions Account, or Prior Plan Transfer Account (including the nonvested portion) reinstated by repaying the total amount distributed to him or her. Such reinstatement shall be made from current forfeitures or, if necessary, from Employer Contributions and shall not be treated as an Annual Addition. However, this repayment must be made prior to the earlier of (i) five years from the date of reemployment or (ii) five consecutive Breaks in Service after the distribution of the Vested Interest in his or her Accounts following such termination of employment, provided he or she is an Eligible Employee during that period. If such repayment is not made, then the previously forfeited amounts shall not be restored to the Participant's Matching Contribution Account, Employer Profit Sharing Contributions Account, or Prior Plan Transfer Account.

          (e) In the case of a repayment made pursuant to the rules of Section 8.5(d) above:

               (i) The Participant shall not be required to pay any interest charge upon the amounts repaid by him or her; and

               (ii) The nonvested portion of his or her Matching Contribution Account, Employer Profit Sharing Contributions Account or Prior Plan Transfer Account (which was not distributed to him or her) shall not be adjusted for gains or losses during the period between the forfeiture and the repayment of the distributed amount.

          (f) In the case of a Participant with no Vested Interest in his or her Matching Contribution Account, Employer Profit Sharing Contributions Account or Prior Plan Transfer Account who is reemployed prior to incurring five consecutive Breaks in Service, his or her entire nonvested Account (unadjusted for gains or losses during the period between the date of his or her forfeiture and the date of his or her reemployment) shall be reinstated upon his or her reemployment, without regard to the repayment requirement of subsection (e) above.

          (g) In no event shall a Participant or Eligible Employee with a Rollover Account who has received a distribution which includes the balance in his or her Plan Account, Vested Prior Plan Transfer Account and/or Rollover Account be entitled either to repay the Plan or to have the balance in such Plan Account, Vested Prior Plan Transfer Account or Rollover Account reinstated upon reemployment by the Company or any Affiliated Company. However, if the previous distribution otherwise qualifies for a Rollover Contribution, the Participant may make a Rollover Contribution upon reemployment.

          (h) If a Participant's Distributable Benefit is equal to or less than the cash-out limit provided in Code section 411(a)(7) ($5,000 in 1999), the Distributable Benefit will be distributed to the Participant in a lump-sum distribution as soon as practicable following the Participant's termination of his or her employment. If the Distributable Benefit exceeds the cash-out limit of Code section 411(a)(7), then the Distributable Benefit may be paid prior to the Normal Retirement Date only with the consent of the Participant.

     8.6 Nonemployee Participant  Distribution.  Except as otherwise provided in
Section 8.2, the following rules of this Section 8.6 shall apply in the case of a distribution to a Nonemployee Participant:

          (a) The Nonemployee Participant's Accounts shall be valued pursuant to
     Section 6.9.

          (b) The Nonemployee Participant's Distributable Benefit shall be distributed to him or her as soon as practicable following the Nonemployee Participant's request for such distribution pursuant to rules prescribed by the Company, except as provided in Section 8.6(d), but in any event not later than the Nonemployee Participant's Normal Retirement Date.

          (c) The Distributable Benefit form will be a lump-sum distribution, in cash or in kind, unless the Distributable Benefit includes Accounts which are subject to Article XVII or require distribution of the benefit in a different form due to a plan-to-plan transfer of a Protected Benefit under
     Section 5.5.

          (d) If a Nonemployee Participant's Distributable Benefit is equal to or less than the cash-out limit provided in Code section 411(a)(7) ($5,000 in 1999), the Distributable Benefit will be distributed to the Nonemployee Participant in a lump-sum distribution as soon as practicable following the transfer of his or her interest from another plan pursuant to Section 5.5. If the Distributable Benefit exceeds the cash-out limit of Code section 411(a)(7), then the Distributable Benefit may be paid prior the Normal Retirement Date with the consent of the Nonemployee Participant.

     8.7 In-Service Withdrawals; Age 59 1/2 and Hardship.


          (a) A Participant (other than a Nonemployee Participant) shall be entitled to make withdrawals from his or her Plan Account and his or her Vested Interest in his or her other Accounts after the date on which he or she attains the age of 59-1/2 even though his or her employment with an Employer has not yet been terminated, provided he or she obtains and submits to the Company his or her spouse's consent in writing.

          (b) A Participant (other than a Nonemployee Participant) may withdraw amounts from his or her Plan Account, exclusive of earnings in such Account, prior to attaining age 59-1/2, upon incurring a "Hardship" as determined by the Company, provided the Participant obtains and submits to the Company his or her spouse's consent in writing. A withdrawal will be deemed on account of Hardship only if the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such financial need. Any withdrawal made pursuant to this Paragraph (b) shall be made in accordance with rules prescribed by the Company that are consistent with Treasury Regulations under Code section 401(k), and the following rules:

               (i) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Company on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                    (A) Medical  expenses (as described in Code section  213(d))
               of the Participant, his or her dependent(s) (as defined in Code section 152) not covered by insurance;

                    (B) Purchase of the principal residence for the Participant;

                    (C) Payment of tuition and  related  education  fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Code section 152);

                    (D) The need to prevent the eviction from the  Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                    (E)  Other  financial   circumstances  as  the  Company  may
               determine, consistent with applicable regulations and rulings of the Treasury Department and the Internal Revenue Service.

               (ii) To receive a Hardship withdrawal, the following requirements must first be met by the applicant:

                    (A) The  applicant  must  sign  the  forms  provided  by the
               Company and certify all information requested on that form;

                    (B) The Hardship  withdrawal  shall not exceed the amount of the immediate and heavy financial need of the applicant, including any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                    (C) The applicant must have  withdrawn,  or must withdraw at the same time that an application for Hardship withdrawal is submitted, all account balances in other Employer retirement plans (if any);

                    (D) The applicant  must have applied for all eligible  loans from those Employer retirement plans which permit Participant loans;

                    (E) The  Hardship  withdrawal  normally  cannot be less than
               $1,000.00; and

               (iii) A withdrawal due to Hardship is necessary to satisfy the immediate and heavy financial need only if:

                    (A) The applicant is prohibited from making Elective Deferrals to any qualified and nonqualified plans of deferred compensation plan maintained by his or her Employer for at least 12 months after the receipt of the Hardship withdrawal;

                    (B) Following the 12-month  suspension,  the applicant  must make an affirmative election to begin making Elective Deferrals to the Plan; and

                    (C) The maximum amount of Elective Deferrals for the calendar year following the year of the Hardship withdrawal will be the maximum amount permitted by Code section 402(g) for such calendar year less the amount of any Elective Deferrals made by the Participant during the calendar year in which such Hardship withdrawal is made.

               (iv) In the event that a Participant has elected to have his or her Plan Account invested in more than one investment alternative pursuant to the rules of Section 4.6, then the withdrawal shall be made pro rata from the subaccounts in which his or her Account is invested.

               (v) The timing of the payment of the withdrawal shall be made as soon as practicable following the request in accordance with the rules established by the Company.

          (c) Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5, the in-service Distributable Benefit of a Participant (other than a Nonemployee Participant) shall be distributable in the form of cash only (not Company Stock, securities or other property) or, if permissible and elected in accordance with Section 8.14, by trustee-to-trustee transfer.

     8.8 Distributable Benefit.

          (a) Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as the result of plan-to-plan transfer under Section 5.5, the Distributable Benefit of a Participant (other than a Nonemployee Participant) shall be distributable in the form of cash or Company Stock, or if permissible and elected in accordance with
     Section 8.14, by trustee-to-trustee transfer.

          (b) For purposes of determining the amount of Distributable Benefit that will be distributed to a Participant (other than a Nonemployee Participant) or Beneficiary pursuant to the rules of this Article VIII, the value of the Participant's Account, excluding the Participant's Matching Contribution Account, shall be determined in accordance with rules prescribed by the Company. However, the value of the Participant's Account shall be increased or decreased (as appropriate) by any contributions or distributions properly allocable under the terms of this Plan to his or her Account that occurred on or after the applicable Valuation Date or for any other reason were not otherwise properly reflected in the valuation of his or her Account on such Valuation Date.

          (c) Neither an Employer nor the Trustee shall have any responsibility for any increase or decrease in the value of a Participant's (other than a Nonemployee Participant's) Account as a result of any valuation made under the terms of this Plan after the date of his or her termination of employment and before the date of the distribution of his or her Account to him or her or his or her Beneficiary. Also, neither an Employer nor the Trustee shall have any responsibility for failing to make any interim valuation of a Participant's Account between the date of distribution to the Participant or Nonemployee Participant of his or her Account and the immediately preceding Valuation Date, even though the Plan assets may have been revalued in that interim for a purpose other than to revalue the Accounts under this Plan.

     8.9 Distribution of Rollover Account. The Distributable Benefit of a Participant or an Eligible Employee from his or her Rollover Account shall be distributed in the same fashion as provided in subsection 8.4, 8.5, 8.6, 8.7, or 8.8, as applicable. A Participant or Eligible Employee with a Rollover Account shall be permitted to take an in-service withdrawal of the amounts in his or her Rollover Account at any time.

     8.10 Designation of Beneficiary.


          (a) Subject to the provisions of Section 8.10(e), each Participant and each Eligible Employee with a Rollover Account shall have the right to designate a Beneficiary or Beneficiaries to receive his or her Distributable Benefit in the Trust Fund in the event of his or her death before receipt of his or her entire interest in the Trust Fund. This designation is to be made on the form prescribed by and delivered to the Company or its delegate. The Beneficiary or Beneficiaries designated by the Participant or Eligible Employee must survive the Participant or Eligible Employee by 30 days to be entitled to receipt of the Participant's or Eligible Employee's interest.

          (b) Subject to the provisions of Section 8.10(e), a Participant or Eligible Employee with a Rollover Account shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Company. Subject to the provisions of Section 8.10(e), no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

          (c) If a deceased Participant or Eligible Employee with a Rollover Account shall have failed to designate a Beneficiary, if the Company shall be unable to locate a designated Beneficiary after reasonable efforts have been made, if for any reason the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant or Eligible Employee (and no legally effective contingent Beneficiary shall have been named), any distribution required to be made under the provisions of this Plan shall be payable to the Participant's or Eligible Employee's spouse (who survives the Participant or the Eligible Employee by 30 days) and if there is no surviving spouse, to the Participant's or the Eligible Employee's estate (except as provided in Section 8.10(e)), and the spouse and/or estate shall be considered the Beneficiary under this Plan.

          (d) In the event that a Participant or an Eligible Employee with a Rollover Account shall predecease his or her Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable to the Beneficiary's estate.

          (e) If a Participant or Eligible Employee with a Rollover Account shall be married at the time of his or her death, the designation by the Participant or Eligible Employee under Section 8.10 of a person other than the current spouse as his or her Beneficiary shall not take effect (and the entire Distributable Benefit shall be paid to such spouse) (i) unless the spouse of the Participant or Eligible Employee consents in writing to such designation, and the spouse's consent acknowledges the effect of such designation and is witnessed by a notary, or (ii) unless it is established to the satisfaction of the Company that such consent is not required because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Treasury Regulations may prescribe.

          (f) If a Participant or Eligible Employee with a Rollover Account was married and later divorces his or her or her spouse, the Participant's or Eligible Employee's designation of a Beneficiary or Beneficiaries shall become null and void on the date that the Participant's or Eligible Employee's divorce becomes final.

          (g) Neither an Employer nor the Trustee shall have any duty to determine whether a Beneficiary designation or spousal consent made pursuant to this Section 8.10 was an informed designation or consent or was freely given, and shall be entitled to rely upon the Beneficiary form filed with the Company, as well as such other documents as may be required pursuant to Section 8.13, and shall be under no duty or obligation to protect the rights of a spouse or former spouse of a Participant or Eligible Employee with a Rollover Account, except as may be required by law.

     8.11 Facility of Payment. If any payee under the Plan is a minor or if the Company reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Company may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or company of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.


     8.12 Distribution to Alternate Payees. If an Alternate Payee is entitled to a distribution of benefits from this Plan pursuant to a qualified domestic relations order, as defined in Section 14.2, the benefits payable to such Alternate Payee shall be distributed pursuant to such qualified domestic relations order under rules or procedures described by the Company. If permitted by applicable law and regulations, the Company may require or permit immediate distribution of such benefits to an Alternate Payee at any time following the determination by the Company that such an order is a qualified domestic relations order. In the event that an Alternate Payee dies prior to receipt of the amounts due him or her from an Alternate Payee Account, such amounts shall be distributed to the estate of the Alternate Payee as soon as practicable following the date such amounts would have been distributed to such Alternate Payee.


     8.13 Additional Documents.


          (a) The Company or Trustee, or both, may require (and rely upon) the execution and delivery of such documents, papers and receipts as the Company or Trustee may determine necessary or appropriate to establish the fact of death of the deceased Participant or Eligible Employee and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII.

          (b) The Company or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Company or Trustee, or both, may deem appropriate as protection against possible liability for state or federal death taxes attributable to any death benefits.

     8.14 Direct Rollovers.

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.14, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution made payable directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (i) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income
          (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (ii) Eligible Retirement Plan. An eligible retirement plan is a retirement plan that accepts the distributee's eligible rollover distribution and is an individual retirement account described in Code section 408(a),  an individual  retirement  annuity  described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). However in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee. A distributee includes an Employee, former Employee or Nonemployee Participant. In addition, the Employee's, former Employee's or Nonemployee Participant's surviving spouse and the Employee's, former Employee's, or Nonemployee Participant's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code sections 401(a)(13) and 414(p), are distributees with regard to the interest of the spouse or former spouse.

               (iv) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE IX

                    OPERATION AND ADMINISTRATION OF THE PLAN;
                    VOTING AND OTHER RIGHTS OF COMPANY STOCK

     9.1 Plan Administration.


          (a) Authority to control and manage the operation and administration of the Plan is hereby allocated by to the Company.

          (b) The Company shall be free to establish a Benefits Committee with members appointed by the Board of Directors to assist the Company with Plan administration.

          (c) For purposes of ERISA section 402(a), the Company, the Trustee and any Investment Manager appointed pursuant to Section 9.3 shall be Named Fiduciaries of this Plan.

          (d) The Company shall maintain in its offices for the purpose of inspection an accurate schedule listing the names of all persons from time to time serving as members of a Benefits Committee, if any, and all Named Fiduciaries of the Plan.

     9.2 Company Powers. The Company shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Company elsewhere in the Plan or by law, the Company shall have, by way of illustration but not by way of limitation, the following powers and authority:


          (a) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in section 405(c) of ERISA. The preceding provisions of this Section 9.2(a) shall not limit the authority of the Company to appoint one or more Investment Managers in accordance with
     Section 9.3.

          (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

          (c) To employ such legal, actuarial, medical, accounting, clerical, administrative and ministerial and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

          (d) To establish rules and regulations from time to time for the conduct of the business, administration and effectuation of this Plan.

          (e) To construe and interpret the Plan and decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder. The Company shall, subject to the requirements of applicable law, be the sole judge of the standard of proof required in any case and the application and interpretation of this Plan, and decisions of the Company shall be final and binding on all parties.

     All questions or controversies of whatsoever character arising in any manner or between any parties or persons in connection with the Plan or its operation, whether as to any claim for benefits as to the construction of the language of this Plan or any rules and regulations adopted by the Company, or as to any writing, decision, instrument or account in connection with the operation of the Plan or otherwise, shall be submitted to the Company for its decision. In the event a claim for benefits has been denied, no lawsuit or other action against the Plan or the Company, either individually or jointly, may be filed until the matter has been submitted for review under the ERISA-mandated review procedures set forth in this Plan. The decision on review shall be binding upon all persons dealing with the Plan or claiming any benefit hereunder, except to the extent that such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such matter.

          (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be distributed.

          (g) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Company may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder. Among the securities which the Company may direct the Trustee to purchase are "employer securities" as defined in Code section 409(l) or any successor statute thereto.

          (h) To select alternative investment options from which Participants or Eligible Employees with Rollover Accounts may select from in determining investment of their Accounts, and to establish rules and procedures regarding such investment options.

          (i) To satisfy accounting, auditing, record keeping, insurance, bonding and reporting and disclosure requirements.

          (j) To perform or cause to be  performed  such  further acts as it may
     deem  to  be  necessary,   appropriate   or  convenient  in  the  efficient
     administration of the Plan.

          Any action taken in good faith by the Company in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants or Eligible Employees and their Beneficiaries, and any Alternate Payees. All discretionary powers conferred upon the Company shall be absolute, but shall be exercised in a uniform and nondiscriminatory manner.

     9.3 Investment Manager.


          (a) The Company may appoint one or more Investment Managers, as defined in section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

          (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with section 404(a)(1) of ERISA.

          (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and the Company shall thereafter have any responsibility for the management of those assets, except to the extent such power or responsibility shall have been reserved to the Company in the documents governing the relationship between or among the Plan, the Company and the Investment Manager.

     9.4 Periodic Review.


          (a) At periodic intervals, not less frequently than annually, the Company shall review the long-run and short-run financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan and the minimum funding standards of ERISA, if applicable. In determining the funding policy the Company shall take into account, at a minimum, not only the long-term investment objectives of the Trust Fund consistent with the prudent management of the assets thereof, but also the short-run needs of the Plan to pay benefits.

          (b) All actions taken by the Company with respect to the funding policy of the Plan, including the reasons therefor, shall be documented in writing.


     9.5 Benefits Committee Procedure. If the Company establishes a Benefits Committee to assist it in the administration of the Plan, then:

     (a) A majority of the members of the Benefits Committee as constituted at any time shall constitute a quorum, and any action by a majority of the Benefits Committee members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Company.

     (b) The Company may designate certain of the members of the Benefits Committee as authorized to execute any document or documents on behalf of the Company, in which event the Company shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, Employers, Participants, Eligible Employees, Beneficiaries, and any other party dealing with the Company may accept and rely upon any document executed by the designated members as representing action by the Company until the Company shall file with the Trustee a written revocation of the authorization of the designated members.

     9.6 Compensation of Benefits Committee. If the Company establishes a Benefits Committee to assist it in the administration of the Plan, then:


          (a) Members of the Benefits Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Benefits Committee who is an Employee receive compensation from the Plan for his or her services as a member of the Benefits Committee.

          (b) All members of the Benefits Committee shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Benefits Committee.

          (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Company shall be fixed by the Company.

     9.7 Resignation and Removal of Benefits Committee Members. If the Company establishes a Benefits Committee to assist it in the administration of the Plan, then any member of the Benefits Committee may resign at any time by giving written notice to the other members and to the Board of Directors effective as therein stated. Any member of the Benefits Committee may, at any time, be removed by the Board of Directors.


     9.8  Appointment  of  Benefits   Committee   Successors.   If  the  Company
establishes a Benefits Committee to assist it in the administration of the Plan, then:

          (a) Upon the death, resignation, or removal of any Benefits Committee member, the Board of Directors may appoint a successor.

          (b) Notice of appointment of a successor member shall be given by the Secretary of the Company in writing to the Trustee and to the members of the Benefits Committee.

     9.9 Records. The Company shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.


     9.10 Reliance Upon Documents and Opinions.


          (a) The Company, the Board of Directors, the members of the Benefits Committee, if any, and any Employee of the Company delegated under the provisions hereof to carry out any fiduciary responsible under the Plan ("Delegated Fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The Company, the Board of Directors, the members of a Benefits Committee, if any, and any Delegated Fiduciary shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance from any such consultant or firm or corporation which employs one or more consultants, trustee, or counsel.

          (b) Any and all such things done or actions taken or suffered by the Company, the Board of Directors, the Employers and any Delegated Fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, Alternate Payees and any other persons whomsoever, except as otherwise provided by law.

          (c) The Company and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

     9.11 Requirement of Proof. An Employer may, in its sole discretion, require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, Beneficiary or Alternate Payee, and no benefits under this Plan need be paid until the required proof shall be furnished.


     9.12 Multiple Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.


     9.13 Limitation on Liability.


          (a) Except as provided in Part 4 of Title I of ERISA, neither any Employer nor the Board of Directors (or any member thereof) shall be subject to any liability with respect to his, her or its duties under the Plan unless he, she or it acts fraudulently or in bad faith.

          (b) Neither any Employer nor the Board of Directors (or any member thereof) shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

          (c) Neither any Employer, the Board of Directors (or any member thereof), nor the Trustee shall be liable to the extent relief from liability is provided pursuant to Section 404(c) of ERISA.

          (d) The  Company  in this  Plan  document  does not  intend  to create additional fiduciary liability, or to characterize actions or responsibilities as fiduciary in nature, beyond that required by ERISA or other applicable law.

     9.14 Indemnification.

          (a) To the extent permitted by law, the Company hereby indemnifies each member of the Board of Directors, the members of Benefits Committee, if any, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of his or her conduct in the performance of his or her duties under the Plan, except in relation to matters as to which he or she acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

          (b) The preceding right of indemnification shall be in addition to any other right to which the Board of Directors or other person may be entitled as a matter of law or otherwise.

     9.15 Allocation of Fiduciary Responsibility.

          (a) Section 405(c) of ERISA permits the division, allocation and delegation among Plan fiduciaries of the fiduciary responsibilities owed to the Plan Participants and Beneficiaries. Under this concept, each fiduciary, including a Named Fiduciary, is accountable only for its own functions, except to the extent of his or her co-fiduciary liability under section 405 of ERISA. It is the intent of the Company in establishing this Plan to comply with section 405(c) and to have the limitation on liability set forth in section 405(c)(2) of ERISA apply to the maximum extent allowed by law.

          (b) Pursuant to section 405(c) of ERISA, the authority to control and manage the operation and administration of the Plan is allocated to the Company. Except to the extent expressly provided to the contrary in this Plan document, and the Trust Agreement, the responsibilities allocated to the Company include:

               (i) Responsibilities identified as Company authority and powers in Section 9.2(a) - (j); and

               (ii) Responsibilities identified elsewhere in this Plan document as applicable to the Company.

          (c)   The   Board   of   Directors   is   allocated    the   following
     responsibilities, acting with the advice and assistance of the Company:

               (i) Appointing the Trustee;

               (ii) Adopting Plan amendments;

               (iii) Determining the amount of Employer Contributions;

               (iv) Determining whether to terminate the Plan or suspend contributions thereto;

               (v) Appointing members of a Benefits Committee, if any;

               (vi) Determining the form of Employer Contributions; and

               (vii) Performing those duties specifically allocated to it elsewhere in this Plan document.

          (d) The Trustee shall have only those responsibilities which have been specifically allocated to it under this Plan document and related Trust agreement, plus any "trustee responsibilities," under section 405(c) of ERISA, which may not legally be allocated to another person or fiduciary. Any Investment Manager appointed pursuant to Section 9.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan, subject to such limitations as may be provided in the documents governing the relationship between or among the Plan, the Company (if applicable) and the Trustee or Investment Manager.

     9.16 Prohibition Against Certain Actions.

          (a) To the extent prohibited by law, in administering this Plan the Company shall not discriminate in favor of any class of employees and particularly it shall not discriminate in favor of Highly Compensated Employees.

          (b) The Company shall not cause the Plan to engage in any transaction that constitutes a nonexempt Prohibited Transaction under Code section 4975(c) or section 406(a) of ERISA.

          (c) All individuals who are fiduciaries with respect to the Plan (as defined in section 3(21) of ERISA) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in section 404 of ERISA.

     9.17 Bonding and Insurance.

          (a) Except as provided in section 412 of ERISA, as may be required under any other applicable law, or as may be required by the Company in its sole discretion, no bond or other security shall be required by any fiduciary under this Plan.

          (b) For purposes of satisfying its indemnity obligations under Section 9.14, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under the indemnification provisions.

     9.18 Voting and Other Rights of Company Stock.

          (a) All voting rights of Company Stock held in the Trust Fund shall be exercised in accordance with the following provisions:

               (i) Each Participant (which term shall include, for purposes of this Section 9.18, Beneficiaries and Alternate Payees having an interest in an Account holding Company Stock and shall exclude any Nonemployee Participants) shall be given the opportunity to instruct the Trustee confidentially on a form prescribed and provided by the Company as to how to vote those shares (including fractional shares) of Company Stock allocated to his or her Account(s) under the Plan (directly or indirectly through an interest in a Company Stock fund) on the date immediately preceding the record date for the meeting of shareholders of the Company. The Trustee shall not divulge to the Company the instructions of any Participant. The Company may require verification of the Trustee's compliance with such confidential voting instructions by an independent auditor elected by the Company.

               (ii) All Participants entitled to direct such voting shall be notified by the Company (pursuant to its normal communications with shareholders) of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state or federal law) before these rights are to be exercised. The notification shall include all information distributed by the Company to other shareholders regarding the exercise of such rights.

               (iii) The Participants shall be so entitled to direct the voting of fractional shares (or fractional rights to shares). However, the Company may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional rights to shares).

               (iv) In the event that a Participant shall fail to direct the Trustee, in whole or in part, as to the exercise of voting rights arising under any Company Stock allocated to his or her Account, then these voting rights, together with voting rights as to shares of Company Stock which have not been allocated, shall be exercised by the Trustee in the same proportion as the number of shares of Company Stock for which the Trustee has received direction in such matter (e.g., to vote for, against or abstain from voting on a proposal, or to grant or withhold authority to vote for a director or directors), and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

               (v) Except as provided in paragraph (b) below, all rights (other than voting rights) of Company Stock held in the Trust Fund shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of the Company Stock, subject to the rules prescribed by the Company, which rules, among other matters, may prescribe that no action shall be taken with respect to shares as to which no direction is received from Participants. The Trustee shall have no discretion with respect to the exercise of any such rights, except as may be required by applicable law.

               (vi)  Neither  an  Employer  nor  the  Trustee   shall  make  any
          recommendation to any Participant regarding the exercise of the Participant's voting rights or any other rights under the provisions of this Section 9.18, nor shall any Employer or Trustee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

          (b) All responses to tender and exchange for Company Stock offers shall be made in accordance with the following provisions:

               (i) Each Participant (including Beneficiaries and Alternate Payees having an interest in an Account holding Company Stock and excluding any Nonemployee Participant) shall be given the opportunity, to the extent that shares of Company Stock are allocated to his or her Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to the Company the instructions of any Participant. The Company shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

               (ii) Unallocated shares of Company Stock and shares of Company Stock held by the Trustee pending allocation to Participants' Accounts shall be tendered or exchanged (or not tendered or exchanged) by the Trustee in the same proportion as shares with respect to which Participants have been given the opportunity to direct the Trustee pursuant to paragraph (i) above are tendered or exchanged, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

     9.19 Plan Expenses.


     (a) Except as provided in Section 9.19(b), all expenses incurred in the establishment, administration and operation of the Plan, to the extent these expenses are not paid by the Company, shall be charged to the Trust Fund and accounted for pursuant to the provisions of Article VI.

     (b) Costs or expenses which are particular to a specific asset or group of assets in the Trust Fund, such as interest and brokerage charges which are included in the cost of securities purchased by the Trustee (or charged to proceeds in the case of sales), as determined by the Company, shall be charged or allocated in a fair and equitable manner to the Accounts, subaccounts or funds to which those assets are allocated pursuant to rules prescribed by the Company.

     9.20 Correction of Operational Failures.

          (a) In the event of a failure to follow the provisions of the Plan, the Code, ERISA or other applicable law in the operation of the Plan, the Plan Administrator and/or the Trustee shall be authorized to make the appropriate corrections to preserve the tax-qualified status of the Plan. The provisions of the Plan, the Trust Agreement, all other written instruments pertaining to the Plan, and all practices, procedures and methods, formal or informal, established by the Company, an Employer, the Plan Administrator, the Trustee or any service provider with respect to the Plan shall constitute the established practices and procedures of the Plan designed and intended to promote and facilitate overall compliance with the requirements of the Code and ERISA.

          (b) The failures that may be corrected pursuant to this Section 9.20 (each, an "operational failure") shall include, but shall not be limited to, any error in accepting or allocating any contributions or forfeitures under the Plan, in allocating earnings or losses under the Plan, in making or failing to make distributions under the Plan, or in excluding or including any person as a Participant, Eligible Employee or Beneficiary under the Plan.

          (c) In the event of an operational failure, the Plan Administrator shall determine the manner in which such error shall be corrected, and, if the method selected by the Plan Administrator requires action by the Trustee, the Plan Administrator shall promptly advise the Trustee in writing of such error and of the method for correcting such error. The methods that may be selected by the Plan Administrator shall include, but shall not be limited to, corrective Employer or Employee contributions (including an Additional Employer Contribution), corrective allocations or re-allocations of contributions or forfeitures, distribution of all or a portion of a Participant's Accounts, return of Employer contributions or Elective Deferrals, adjustments for earnings, losses or forfeitures, creation of suspense accounts, notifying Participants, Eligible Employees, and/or Beneficiaries regarding election or other rights under the Plan, and all other remedies and methods of correction that are permitted under the terms of the Plan and/or applicable IRS regulations or other guidance. To the extent applicable, such corrections shall be made in accordance with the provisions of IRS Revenue Procedure 98-22 (or any amendment or successor thereto).

                                    ARTICLE X

                        MERGER OF COMPANY; MERGER OF PLAN

     10.1 Effect of Reorganization or Transfer of Assets. In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

     10.2 Merger Restriction. This Plan and its related Trust shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan or trust unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XI

                              PLAN TERMINATION AND
                         DISCONTINUANCE OF CONTRIBUTIONS

     11.1 Plan Termination.


          (a) Subject to the following provisions of this Section 11.1, the Company may terminate the Plan and the Trust agreements at any time and for any reason by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The Company expressly disavows any contractual obligation, implied or otherwise, to continue this Plan.

          (b) The Plan and Trust agreements may terminate if the Company merges into any other corporation, if as a result of the merger the corporate entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 10.1.

          (c) Upon and after the effective date of the termination, the Company shall make no further contributions under the Plan, and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

          (d) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.

     11.2 Discontinuance of Contributions.


          (a) An Employer by resolution of its board of directors may discontinue contributions to the Plan at any time and for any reason in the board's sole discretion. Upon and after the effective date of this discontinuance, the Employer shall make no further Employer Contributions under the Plan, and no Employer Contributions need be made by that Employer with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

          (b) The discontinuance of Employer Contributions on the part of an Employer shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants, Beneficiaries or Alternate Payees, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

          (c) However, if this discontinuance of an Employer Contributions shall cause the Plan to lose its status as a qualified plan under Code section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XI.

          (d) On and after the effective date of a discontinuance of Employer Contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date.

     11.3 Rights of Participants. In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in
Section 4.7 of this Plan or as otherwise permitted by law.


     11.4 Trustee's Duties on Termination.


          (a) Upon termination of the Plan, the Company shall determine whether to continue the Trust, to distribute the assets of the Trust to Participants, Beneficiaries and Alternate Payees, to transfer the assets in the Trust to another qualified plan maintained by the Company, or to take other action consistent with applicable law.

          (b) If so directed by the Company upon termination of this Plan, the Trustee shall proceed as soon as possible to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Company shall determine (after approval by the Internal Revenue Service, if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company). After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Company shall make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation were an Anniversary Date of the Plan. Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Company, distribute in accordance with such instructions to each former Participant, Beneficiary or Alternate Payee, a benefit equal to the amount credited to his or her Accounts as of the date of completion of the liquidation.

          (c) The Trustee and the Company shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

     11.5 Partial Termination.


          (a) In the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the interest of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

          (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

          (c) With respect to Plan assets and Participants affected by a partial termination, the Company and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XI in the case of a total termination of the Plan.

     11.6 Failure to Contribute. The failure of an Employer to contribute to the Trust in any year, shall not, in and of itself, constitute a complete discontinuance of contributions to the Plan.

                                   ARTICLE XII

                            APPLICATION FOR BENEFITS

     12.1 Application for Benefits; Claims Procedure. The Company may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Company may require. In the case of any person suffering from a Disability which prevents the claimant from making personal application for benefits, the Company may, in its discretion, permit another person acting on his or her behalf to submit the application.


     12.2 Action on Application.


          (a) Within 90 days following receipt of an application and all necessary documents and information, the Company's authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

          (b) In the case of a denial of the claimant's application, the written notice shall set forth:

               (i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

               (ii) A  description  of any  additional  information  or material
          necessary  for  perfection  of  the  application   (together  with  an
          explanation why the material or information is necessary); and

               (iii) An explanation of the Plan's claim review procedure.

          (c) A claimant who wishes to contest the denial of his or her application for benefits or to contest the amount of benefits payable to him or her shall follow the procedures for an appeal of benefits as set forth in Section 12.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

     12.3 Appeals.


          (a) (i) A claimant who does not agree with the decision rendered with respect to his or her application may appeal the decision to the Company.

               (ii) The appeal shall be made, in writing, within 65 days after the date of notice of the decision with respect to the application. The failure to file an appeal within this 65-day period bars the claimant from further relief with regard to the Plan.

               (iii) If the application has neither been approved nor denied within the 90-day period provided in Section 12.2 above, then the appeal shall be made within 65 days after the expiration of the 90-day period.

          (b) The claimant may request that his or her application be given full and fair review by the Company. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

          (c) The decision of the Company shall be made promptly, and not later than 60 days after the Company's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.

          (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

     12.4 QDRO Procedures. The Company will establish procedures to review and administer qualified domestic relations orders (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) and as referenced in Section 14.2.

                                  ARTICLE XIII

                         LIMITATIONS ON ANNUAL ADDITIONS

     13.1 Maximum Annual Additions. The Annual Additions of a Participant shall not exceed the maximum permissible amount specified in Code section 415(c)(1).


     13.2 Effect of Participation in Other Company Plans.


          (a) If a Participant in this Plan is also a Participant in another defined contribution plan maintained by an Employer, the aggregate Annual Additions of the Participant under this Plan and such other plan(s) shall not exceed the maximum permissible amount specified in Code section 415(c)(1). To avoid having the aggregate Annual Additions exceed the limit, the Participant's Elective Deferrals may be limited. If limitation (down to zero) of such Elective  Deferrals does not  sufficiently  reduce the Annual
     Additions to come within the limit, allocations of the Employer Contributions to the Participant under an Employer's retirement plans shall be reduced in the following order:

               (i) Additional Employer Contributions under this Plan;

               (ii) Forfeitures and Employer Contributions under the other defined contribution plan.

     To the extent  allocations to a Participant  are reduced under  subsections
(i) and (ii) above, such reduced amounts shall be allocated and reallocated to other Participants in the applicable Plan.

     If as a result of (i) forfeitures, (ii) a reasonable error in estimating a Participant's annual Compensation, (iii) a reasonable error in determining the amount of Elective Deferrals within the meaning of Code section 402(g)(3) that may be made with respect to any individual under the limits of Code section 415, or (iv) under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the rules set forth in this subsection 13.2(a), the Annual Additions under the terms of this Plan and other retirement plans of an Employer would cause the limitations of Code section 415 applicable to that Participant to be exceeded, the excess amounts shall not be deemed Annual Additions if Elective Deferrals within the meaning of Code section 402(g)(3) are distributed to the Participant under the terms of this Plan. Such distributed amounts shall be disregarded for purposes of Code section 402(g) and the average deferral percentage test of Code section 401(k)(3).

     13.3 Incorporation by Reference of Code Section 415. To ensure compliance with Code section 415, the Plan hereby incorporates said section by reference as though it were set out as part of this Plan. In applying Code section 415 to this Plan, the Plan shall include each grandfather or transition rule provided by such section or any law amending Code section 415, to allow the largest benefit otherwise payable hereunder, or under other plans maintained by an Employer, to be paid.


     13.4 No Contractual Right to Excess Contributions. If, to comply with the limitations of this Article XIII, it becomes necessary to reduce a Participant's Account(s), to reduce or reallocate amounts previously allocated to such Accounts, or otherwise, such action(s) may be taken by the Company and Trustee free of any contractual obligation to the Participant (or Beneficiary) affected based on prior Account balances or allocations.

                                   ARTICLE XIV

                  RESTRICTION ON ALIENATION; PARTICIPANT LOANS

     14.1 General Restrictions Against Alienation. Except as otherwise provided by law and as otherwise provided by Sections 14.2, 14.3 and 14.4:

                  (a) The interest of any Participant, Beneficiary or Alternate Payee and each Eligible Employee with a Rollover Account in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant, Beneficiary, Alternate Payee and Eligible Employee is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her or her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant, Beneficiary, Alternate Payee or Eligible Employee shall not be liable or subject to his or her debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant, Beneficiary, Alternate Payee or Eligible Employee shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant, Beneficiary, Alternate Payee or Eligible Employee.

                  (b) In the event any person attempts to take any action contrary to this Article XIV, that action shall be void, and an Employer, the Trustee and all Participants, their Beneficiaries and Alternate Payees may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

                  (c) The preceding provisions of this Section 14.1 shall be interpreted and applied by the Company in accordance with the requirements of Code section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

     14.2 Nonconforming Distributions Under Court Order. Benefits shall be paid to an Alternate Payee if such payment is required pursuant to a qualified domestic relations order, as defined in Code sections 401(a)(13) and 414(p).

     In the event that the Plan receives a domestic relations order, the Company shall promptly notify the Participant or Eligible Employee with a Rollover Account and any Alternate Payee (i.e., spouse, former spouse, child or other dependent of a Participant or Eligible Employee who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant or Eligible Employee) of the receipt of such order and the Plan's procedures for determining the qualified status of such orders, and within a reasonable period of time after receipt of such order, the Company shall determine whether such order is a qualified domestic relations order and notify the Participant or Eligible Employee and each Alternate Payee of such determination. In determining the qualified status of a domestic relations order and in administering distributions under such qualified orders, the Company shall follow the following procedures:

          (a) When the Plan receives a domestic relations order affecting Plan benefits, the Company shall promptly notify each person specified in the order as entitled to benefits under the Plan (using the address(es) included in the domestic relations order) of the Plan procedure as set forth herein (and as supplemented, if necessary, by Company procedures).

          (b)  The  Plan  shall  permit  an  Alternate   Payee  to  designate  a
     representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a domestic relations order.

          (c) The Company shall review any domestic relations order to determine if it satisfies the requirements of being a qualified domestic relations order. In making such determination, the Company may seek the advice of legal counsel to the Plan and may rely upon the legal opinion of such counsel in determining the qualified status of domestic relations orders and appropriate measures to resist or implement such orders. The Company may, but need not, enter an appearance on behalf of the Plan in the domestic relations lawsuit, if any, and may pursue such legal remedies as may be desirable for resisting unqualified orders or in modifying proposed orders.

          (d) During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Company, by a court of competent jurisdiction, or otherwise, the Company shall segregate in a separate account in the Plan or in an escrow account the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to be a qualified domestic relations order. If, within 18 months it is determined that the order is not a qualified domestic relations order or the issue as to whether such order is a qualified domestic relations order is not resolved, than the Company shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the aforementioned 18-month period shall be applied prospectively only, should there be any undistributed benefits of the Participant or Eligible Employee to which the order related.

          (e) If the Company or other fiduciary of the Plan acts in accordance with the foregoing procedures in treating a domestic relations order as being (or not being) a qualified domestic relations order or taking action to segregate an account and ultimately make payment thereof in accordance with subparagraph (d) above, then the Plan's obligations to the Participant or Eligible Employee and each Alternate Payee shall be discharged to the extent of any payment made pursuant to such act.

     14.3 Authorized Participant Loans. The Company may authorize a loan from the Trust Fund to Participants (including, for this purpose, Suspended
Participants and excluding Nonemployee Participants) pursuant to rules prescribed by the Company. These rules shall be designed to ensure that these Participant loans satisfy the requirements of Code sections 4975(d)(1), 72(p), and any other provision of law that is, or may become applicable. These rules shall provide that:


          (a) The loans are available to all Participants on a reasonably equivalent basis.

          (b) The loans are not made available to Highly Compensated Employees in amounts greater than the amounts made available for other Employees. For this purpose, the rules prescribed by the Company may restrict the amount of the loan to a percentage of the Participant's Account balance or to use different percentages depending upon the amount of the loan, provided the percentages are applicable to all Participants. The Company may also prescribe rules pursuant to which the portion of an individual's Account that is invested in Company Stock (or a fund within the Trust to which Company Stock is allocated) may (or may not) be taken into account in determining the maximum loan he or she may obtain.

          (c) No Participant shall be entitled to more than one loan at a time and the minimum loan amount shall be $1,000.

          (d) The loans bear a reasonable rate of interest.

          (e) The loans are adequately secured. For this purpose, the amount of the security must be at least equal to the amount of the loan. The rules to be prescribed by the Company may permit a Participant to use up to fifty percent (50%) of his or her Vested Interest in his or her Accounts under the Plan or other qualified employer plans (as such term is defined in Code section 72(p)(3)) as security for the loan.

          (f) If the loan, or a loan from another qualified retirement plan maintained by the Company, is to be secured by some or all of the Participant's Accounts under the Plan, the Participant and his or her spouse, if any, must consent to the loan and the possible reduction in the Accounts in the event of a setoff of the loan against the Account balances as a result of nonpayment of the loan. Such consent must be given in writing within a 90-day period before the Company makes the loan. In the event the Participant defaults on the loan and Participant's Accounts are security for the loan, the Account balances will not be used to satisfy the loan obligation prior to the earlier of the Participant's termination of employment with the Company or an event resulting in a permissible distribution of his or her Accounts under the Plan. In the event of default, the Company shall offset the amount owed by the Participant against any amounts owed by the Company to the Participant.

          (g) The loan must state the date upon which the loan must be repaid, which may not exceed five years, and the loan must be repayable in substantially level payments, with payments not less frequently than quarterly.

          (h) In connection with the making of any loan to a Participant pursuant to the provisions of this Section 14.3, the Participant receiving such a loan may be required to execute such documents as may be required by the Company and/or Trustee.

          (i) The amount of the loan may not exceed the lesser of:

               (i) $50,000 (reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the date preceding the date on which such loan is made over the outstanding balance of loans from the Plan on the date on which such loan was made); or

               (ii) One-half of the present value of the Participant's Vested Interest in his or her Accounts. For purposes of this Section 14.3(i)(ii), the Participant's Vested Interest in his or her Accounts and outstanding loan balances in all qualified employer plans (as such term is defined in Code section 72(p)(3)) of the Company shall be aggregated to determine whether a loan shall be permissible hereunder and the maximum permissible amount thereof.

     The decision as to whether or not any Participant's loans shall be made under this Section 14.3 shall be made in the sole discretion of the Company, and the Participant shall not have a contractual right to obtain a loan hereunder.

          (j) In the event the Participant dies prior to distribution of his or her Distributable Benefit, the amount payable to his or her Beneficiary or spouse, as applicable, shall be reduced by the amount of the security interest in the Participant's Vested Interest held by the Plan by reason of a loan outstanding to such Participant.

          (k) In addition to the foregoing, the loan rules promulgated by the Company shall include the following:

               (i) The identify of the person or positions authorized to administer the Participant loan program;

               (ii) The procedures for applying for a loan;

               (iii) The basis on which loans will be approved or denied;

               (iv) Limitations on the types and amounts of loans offered;

               (v) The procedure for determining a reasonable rate of interest;

               (vi) The types of collateral which may secure a Participant loan; and

               (vii) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

               (viii) Notwithstanding the foregoing provisions of this section 14.3, in the Company's discretion loan repayments may be suspended in accordance with Code section 414(u)(4).

          (l) If any loan is secured by a Participant's interest in his or her Accounts that are subject to the Survivor Annuity Rules as described in
     Article  XVII,  then the spousal  consent  requirements  described  in Code section 401(a)(11) and 417 must be satisfied.

     14.4 Special Alienation Rule for Certain Judgments.

          (a) Notwithstanding the general rule of Section 14.3 above, a Participant's Account or Eligible Employee's Rollover Account may be subject to a judgment, order, decree or settlement agreement that expressly provides for the offset of all or part of an amount that the Participant or the Eligible Employee is ordered or required to pay to the Plan in accordance with the rules of Code section 401(a)(13)(C).

          (b) If the Participant or Eligible Employee has an Account that is subject to the Survivor Annuity Rules as described in Article XVII, then if the Participant or Eligible Employee has a spouse at the time the offset is to be made such judgment, order, decree or settlement shall not be given effect unless:

               (i) the spouse has either consented in writing to the offset or has waived his or her or her rights to a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity in accordance with Code section 401(a)(13)(C)(iii); or

               (ii) the spouse is ordered or required by such judgment, order, decree or settlement to pay an amount to the Plan; or

               (iii) the judgment,  order,  decree or  settlement  preserves the
          spouse's  right  to  receive  a   minimum-required   survivor  annuity
          determined in accordance with Code section 401(a)(13)(D).

                                   ARTICLE XV

                                 PLAN AMENDMENTS

     15.1 Amendments. The Board of Directors in its sole discretion may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable Trustee. However, except as provided in Section 15.2, no amendment shall be made at any time, the effect of which would be:


          (a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 4.7 or as otherwise permitted by law;

          (b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he or she would be entitled under this Plan if his or her employment were terminated immediately before the amendment; or

          (c) To increase the responsibilities or liabilities of a Trustee or an Investment Manager without its written consent.

     15.2 Retroactive Amendments. The Plan may be amended prospectively or retroactively (as provided in Code section 401(b)) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees' trusts, or any regulation under either.

                                   ARTICLE XVI

                              TOP-HEAVY PROVISIONS

     16.1 Application. If the Plan is or becomes top heavy in any Plan Year, the provisions of this Article XVI will supersede any conflicting provisions in the Plan.


     16.2 Criteria. The Plan shall be top heavy for any Plan Year if any of the following conditions exist:


          (a) The Top-Heavy Ratio for the Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

          (b) This Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60%.

          (c) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

     16.3 Definitions. For purposes of this Article XVI, the following terms shall have the following meanings:


          (a) Determination Date: With respect to any Plan Year, (i) the Determination Date shall be the last day of the preceding Plan Year, or
     (ii) in the case of the first Plan year of the Plan, the last day of such Plan Year.

          (b)  Key   Employee:   Any  Employee  or  former   Employee  (and  the
     Beneficiaries of such Employees) who, pursuant to the rules of Code section 416(i) and the regulations thereunder, is or was:

               (i) An officer of the Company or an Affiliated Company having an annual Compensation greater than 50% of the dollar limitation under Code section 415(b)(1)(A);

               (ii) One of the ten Employees having annual Compensation from the Company and an Affiliated Company of more than the dollar limitation under Code section 415(c)(1)(A), and owning (or considered as owning) under Code section 318 the largest interest in the Company;

               (iii) A 5% Owner of the Company or an Affiliated Company; or

               (iv) A 1% Owner of the Company or an Affiliated Company having Annual Compensation from the Company of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

          (c) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliated Company that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410, and which are designated by the Company and the Affiliated Companies to constitute a Permissive Aggregation Group.

          (d) Required Aggregation Group: (1) Each plan of the Company or an Affiliated Company in which a Key Employee is a participant or was a participant at any time during the determination period (regardless of whether the Plan has terminated) and (2) any other qualified plan of the Company or an Affiliated Company that enables a plan described in (1) to meet the requirements of Code section 401(a)(4) or 410.

          (e) Top-Heavy Ratio:

               (i) If the Company or an Affiliated Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company or the Affiliated Company has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code section 416 and regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which is to be taken into account on that date under Code section 416 and regulations thereunder.

               (ii) If the Company or an Affiliated Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company or an Affiliated Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (1) above and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all participants determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group is top-heavy (within the meaning of Code section 416(g)), the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliated Companies or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

               (iii) For purposes of (i) and (ii) above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year or (B) who has not been credited with at least one Hour of Service with any Company or an Affiliated Company maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with Code section 416 and regulations thereunder. Voluntary deductible contributions will not be taken into account in computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

               (iv) For purposes of establishing the present value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the interest rate that would be used as of the date of distribution by the Pension Benefit Guaranty Corporation to determine the present value of a lump-sum distribution on Plan termination.

          (f) Valuation Date: The date as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

     16.4 Vesting Requirements. If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then a Participant's right to his or her Accounts derived from Employer Contributions, determined as of the end of such Plan Year, shall vest in accordance with the following schedule, unless a more rapid vesting schedule is then in effect under the terms of the Plan:


         Years of Vesting Service                    Vesting Percentage

                   2                                          20%
                   3                                          40%
                   4                                          60%
                   5                                          80%
                   6 or more                                 100%

If the Plan ceases to be a Top-Heavy Plan in any Plan Year, then the vesting schedule set forth in Article VII shall apply for such Plan Year with respect to any portion of a Participant's Accounts that is forfeitable as of the beginning of such Plan Year; provided, however, that a Participant with three or more years of vesting service shall be given the option of remaining under the vesting schedule set forth above.

     16.5 Minimum Contribution. If this Plan is a Top-Heavy Plan in any Plan Year, the Employer Contributions for such year for each "Participant" (as defined for the purpose of providing mandatory minimum contributions under regulations) who is not a Key Employee shall not be less than three percent (3%) of such Participant's Compensation. If, however, the Plan does not enable a defined benefit plan to meet the requirements of section 401(a)(4) or 410, the Employer Contributions shall not exceed that percentage of each Participant's Compensation which is equal to the highest percentage of compensation at which Employer Contributions are made for the Plan Year for any Key Employee (a) under the Plan or (b) if the Plan is part of an Aggregation Group, under any defined contribution plan in such Group. The percentage of compensation at which Employer Contributions are made for a Key Employee shall be computed without regard to Compensation in excess of the ceiling on includible Compensation set forth in Section 16.7 of this Article XVI. Employer Contributions attributable to a salary reduction or similar arrangement made by Employees other than Key Employees shall not be taken into account under this Section 16.6.


     16.6 Ceiling on Includible Compensation. If this Plan is determined to be a Top-Heavy Plan in any Plan Year, then only the first $150,000 of a Participant's Compensation shall be taken into account in determining the allocation to the Accounts of such Participant for the Plan Year. The $150,000 limit shall automatically be adjusted for such Plan Years and to such extent as is permitted by the Secretary of the Treasury.

                                  ARTICLE XVII

                           DISTRIBUTIONS FROM ACCOUNTS
                        SUBJECT TO SURVIVOR ANNUITY RULES


     17.1 Application. This Article XVII applies to the Prior Plan Transfer Account, Vested Prior Plan Transfer Account, or any other Account of each Participant if the Account is funded by a plan-to-plan transfer (as described in Section 5.5) from a plan that is qualified under Code section 401(a), and under the terms of the other plan, the assets that were transferred were subject to the Survivor Annuity Rules (as described below), then the distribution of all the assets in the Account will be subject to the Survivor Annuity Rules. To the extent that an Account is funded by a plan-to-plan transfer (as described in Section 5.5) from a plan that is qualified under Code section 401(a) and, under the terms of the other plan, the assets that were transferred contained Protected Benefits in the form of installment payments or other forms of annuities not otherwise described in this Article XVII, then the distribution of all the assets in the Account will be subject to the rules and conditions for such transferee plan as set forth in Appendix F.


     17.2 Survivor Annuity Rules.


          (a) Distributions to Married Participants.

               (i) If a Participant:

                    (A) Dies prior to her or his or her Annuity  Starting  Date;

                    (B) Is survived by a spouse; and

                    (C) Does not make a Qualified  Election  within the Election
               Period, the Company must direct the Trustee to purchase a nontransferable Annuity Contract providing for payments as a Qualified Preretirement Survivor Annuity with the assets in the Participant's Accounts.

               (ii) If the Participant is alive on the Participant's Annuity Starting Date and does not make a Qualified Election within the Election Period, the Company must direct the Trustee to purchase a nontransferable Annuity Contract providing for payments as a Qualified Joint and Survivor Annuity with the assets in the Participant's Accounts.

     The Participant must designate on the form provided by the Company the amount of the survivor annuity, expressed as a percentage of the amount payable during the joint life of the Participant and his or her spouse.

     The Participant may elect to have the annuity distributed as of the earliest date on which the Participant could elect to receive retirement benefits.

               (iii) If the Company determines that the Participant made a Qualified Election, the Company must direct the Trustee to distribute the Participant's Accounts according to the Participant's election, as described in subsection (d) below.

          (b) Distribution to Unmarried Participants. If the Participant is unmarried on the Participant's Annuity Starting Date (or certifies that her or his or her spouse cannot be located) and does not make a Qualified Election within the Election Period, the Company must direct the Trustee to purchase a nontransferable Annuity Contract providing payments over the Participant's life with the assets in the Participant's Accounts.

     If the Company determines that the Participant made a Qualified Election within the Election Period (or dies prior to the Participant's Annuity Starting
Date), the Company must direct the Trustee to distribute the Participant's Accounts according to the Participant's election, as described in subsection (d) below.

          (c) Explanation. Within the Applicable Notice Period, the Company must
     provide  each  Participant  with  a  written   explanation  of  the  terms,
     conditions, and requirements concerning:

               (i) The applicable Required Annuities;

               (ii) The Participant's right to elect to waive the Required Annuities, and the effects of such election;

               (iii) The spousal consent requirement for a waiver of the Required Annuities; and

               (iv) The right to revoke a waiver of Required Annuities, and the effects of such revocation.

          (d) Optional form of benefits. If the Participant makes a Qualified Election within the Election Period, the Company will direct the Trustee to distribute the Participant's Accounts to the Participant in a single lump sum, in cash or in kind, or such other form of benefit available to the Participant as a result of a plan-to-plan transfer as set forth in Section
     5.5 with Protected Benefits, as described in Appendix D or F to this Plan.

          (e) Payment term. Any distribution other than a single sum will be made over one of the following periods:

               (i) The life of the Participant;

               (ii) The life of the Participant's designated beneficiary;

               (iii) A specified period that does not exceed the life expectancy of the Participant; or

               (iv) A specified period that does not exceed the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary.

     17.3 Definitions. The following terms when used in this Article XVII shall have the meanings ascribed to them in this section.


          (a) Annuity Contract. Nontransferable annuity contract issued by an insurer.

          (b) Annuity Starting Date. First day of the first period for which an amount is payable either as an annuity or in another form. The Annuity Starting Date may be a date prior to the date the written explanation described in Section 17.3(c) is provided to the Participant if the distribution does not occur until at least 30 days after the written explanation is provided, subject to the Participant's waiver of the 30-day period as provided in Section 17.3(c).

          (c) Applicable Notice Period. Period during which the Company must provide a Participant with an explanation of the Participant's options on the timing and form of benefit distributions. The Company must provide the explanation during whichever of the four following periods ends last:

               (i) The period beginning the first day of the Plan Year in which the Eligible Employee reaches age 32 and ending at the close of the Plan Year preceding the Plan Year in which the Eligible Employee reaches age 35;

               (ii) A reasonable period ending after the Eligible Employee becomes a Participant;

               (iii) A reasonable period ending after Code section 417(a) ceases to apply to the Participant because the Plan no longer fully subsidizes the cost of the Qualified Preretirement Survivor Annuity or the Qualified Joint and Survivor Annuity.

               (iv) A reasonable period ending after the survivor annuity requirements (as described in Code section 401(a)(11)) begin to apply to the Participant.

     If the Participant Terminates Service before reaching age 35, the Applicable Notice Period will be a reasonable period ending after the date the Participant Terminates Service. The "reasonable period" referred to in this section includes the two-year period that begins one year before the event described.

     If an Employer reemploys the Participant, the Employer will redetermine the Applicable Notice Period.

     The "Applicable Notice Period" for a Qualified Joint and Survivor Annuity will begin at least 30 days, but not more than 90 days, before the Participant's Annuity Starting Date; provided, however, the Participant's Annuity Starting Date may be less than 30 days after written notice is provided to the Participant if the requirements under Code section 417(a)(3) and the corresponding regulations are met. Notwithstanding the preceding sentence, the explanation described above for a Qualified Joint and Survivor Annuity may be provided after a Participant's Annuity Starting Date, provided, however that unless the Participant makes a Qualified Election to waive the 30-day notice period (as described below), the "Applicable Notice Period" shall not end before the 30th day after the date on which the explanation is provided.

     The "Applicable Notice Period" for purposes of Code section 402(f) will begin at least 30 days, but no more than 90 days, before the date of distribution; provided, however, if the distributee affirmatively elects a distribution after having received the notice required under Code section 402(f), a distribution may be made less than 30 days after such notice was provided as long as the Company provided information to the distributee clearly indicating that the distributee has the right to consider the decision of whether to elect a direct rollover for at least 30 days after the notice is provided.

     The "Applicable Notice Period" for purposes of voluntary distributions as described in Section 8.5 will begin at least 30 days, but not more than 90 days, before the date of distribution commences; provided, however, the distribution may commence less than 30 days after the notice was provided to the Participant if the distribution is one to which Code sections 401(a)(11) and 417 do not apply, the Company clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

     Waiver of 30-Day Period. A Participant may make a Qualified Election (including spousal consent) to waive the 30-day notice period described in the paragraphs above if the distribution to the Participant begins more than seven days after the date the explanation is provided to the Participant and the Participant is permitted to revoke a Qualified Election until the later of the Annuity Starting Date or the expiration of the seven-day period beginning the day after the explanation is provided to the Participant.

          (d) Election Period.

               (i) For a Qualified Joint and Survivor Annuity, the 90-day period ending on the Participant's Annuity Starting Date.

               (ii) For a Qualified Preretirement Survivor Annuity, the period beginning the first day of the Plan Year in which the Participant reaches age 35 and ending the day the Participant dies.

                    (A) If a Participant Terminates Service before the first day of that period, the Election Period will begin on the date the Participant Terminates Service and will apply to the assets in the Participant's Accounts on that date.

                    (B) Any  Participant  who has not yet  reached age 35 by the end of the current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of this election and ending on the first day of the Plan Year in which the Participant reaches age 35.

                         (1) The election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity similar to the explanation provided in Section 17.2(c).

                         (2) Qualified  Preretirement  Survivor Annuity coverage
                    will be reinstated the first day of the Plan Year in which the Participant reaches age 35. To be valid, any waiver after that date must meet the requirements of a Qualified Election.

          (e) Qualified Election.

               (i) The election by a Participant to waive a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity. This waiver shall not be effective unless the Participant's spouse consents in writing to the election, the spouse's consent acknowledges the effect of the waiver, and a Plan representative or a notary public witnesses the spouse's consent.

     To make the waiver effective, the Participant also must either:

                    (A) Designate a specific Beneficiary (including any class of
               Beneficiaries or contingent Beneficiaries) and form of benefit payment that may only be changed with the spouse's consent; or

                    (B) Prove that the spouse expressly  permits the Participant to make future designations without the spouse's consent.

     If the Participant establishes to the satisfaction of the Company that no spouse exists or that the spouse cannot be located, the Company will acknowledge the waiver as a Qualified Election.

               (ii) Any consent obtained by a spouse to an election to waive an annuity (or any establishment that the spouse's consent cannot be obtained) will be effective only with respect to that spouse.

     A consent permitting designation by the Participant without requiring any further consent by that spouse must acknowledge:

                    (A) The  spouse's  right  to  limit  consent  to a  specific
               Beneficiary  (and a specific form of benefit  where  applicable);
               and

                    (B) That the spouse  voluntarily elects to relinquish either or both of those rights.

     A Participant may revoke a prior waiver without the spouse's consent at any time before benefits start. There will be no limit to the number of revocations permitted.

               (iii) No consent obtained under this section will be valid unless the Participant has received a notice within the Applicable Notice Period.

          (f) Qualified Joint and Survivor Annuity. Immediate annuity payable over the life of the Participant with a survivor annuity for the life of the Participant's spouse;

               (i) The Employer must purchase the survivor annuity from an insurer using the Participant's entire Account.

               (ii) The survivor annuity must equal at least 50 percent, but no more than 100 percent, of the amount payable during the joint life of the Participant and the spouse.

          (g) Qualified Preretirement Survivor Annuity. Immediate annuity for the life of the Participant's surviving spouse, purchased from an insurer using the Participant's entire Account.

     Payments under this annuity must not be less than the payments that would have been made to the survivor if:

               (i) In the case of a Participant who dies after the earliest date on which he or she could have elected to receive retirement benefits, the Participant had retired with a Qualified Joint and Survivor Annuity on the day before he or she dies; and

               (ii) In the case of a Participant who dies on or before the earliest date on which the Participant could have elected to receive retirement benefits, the Participant had:

                    (A) Terminated employment with an Employer at the earlier of the actual date of termination or death;

                    (B) Survived  until the earliest  date on which she or he or she could have elected to receive retirement benefits;

                    (C) Retired at that time with a Qualified Joint and Survivor
               Annuity; and

                    (D) Died the next day.

          (h) Required Annuities. Qualified Joint and Survivor Annuity, Qualified Preretirement Survivor Annuity and Straight Life Annuity for any Account which is transferred from another plan that offered such annuities as a form of benefit required to be preserved as a Protected Benefit pursuant to Code section 411(d)(6).

          (i) Straight Life Annuity. An annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.

          (j) Survivor Annuity Rules. Notice, consent, election and similar rules imposed by Code sections 401(a)(11) and 417 to the extent the Account is required to provide for payment of benefits in the form of the Required Annuities.

          (k) Terminates Service. The resignation, discharge, retirement, death, failure to return to active employment at the end of an authorized leave of absence (including extensions thereof) or a temporary layoff, or any other event which under the policy of an Employer results in the termination of the employment relationship. However, no termination of service shall occur upon a transfer to an Employer if such service is required to be recognized by this Plan pursuant to Code section 414(n).

     If the Employer-Employee relationship is terminated because the Employee enters the armed forces of the United States, and the Employee is subsequently reemployed by an Employer under circumstances that require reemployment rights under any applicable federal law, the Employee will be deemed, solely for purposes of the Plan, to have been on an authorized leave of absence during the period of military service.

     A self-employed person Terminates Service on the date such person ceases to be self-employed with respect to an Employer.

     Notwithstanding the foregoing, a termination of service shall be deemed not to have occurred for purposes of entitling a Participant to distributions of amounts in any Account that were characterized as elective deferrals, matching contributions that are treated as elective deferrals, qualified nonelective employer contributions and qualified matching contributions in the transferor plan if the Participant has not incurred a Disability or "separation from service" as defined in applicable Treasury Regulations.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     18.1 No Enlargement of Employee Rights.


          (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between any Employer and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

          (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of any Employer or to interfere with the right of any Employer to discharge or retire any Employee at any time.

          (c) No Employee, or any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan, and no Employee or any other person shall be entitled to rely upon any representations, whether oral or in writing, including representations made in the summary plan description, any prospectus or other document, which are inconsistent with this Plan document.

     18.2 Mailing of Payments; Lapsed Benefits.


          (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant, Eligible Employee with a Rollover Account, or Beneficiary furnished pursuant to Section 18.3 below unless the Participant, Eligible Employee, or Beneficiary has requested a wire transfer of funds which the Trustee has agreed to provide.

          (b) In the event that a benefit is payable under this Plan to any Participant, Eligible Employee with Rollover Account, or Beneficiary and after reasonable efforts such individual cannot be located for the purpose of paying the benefit during a period of five consecutive years following the date payment would otherwise have been made, the benefit shall be forfeited and allocated in the same manner as Additional Employer Contributions. If the Participant, Eligible Employee, or Beneficiary later makes a valid claim for the benefit, the claim shall be paid pursuant to directions by the Company.

          (c) For purposes of this Section 18.2, the term "Beneficiary" shall include any person entitled under Section 8.10 to receive the interest of any deceased Participant, a deceased Eligible Employee with a Rollover Account, or a deceased designated Beneficiary and shall also include an Alternate Payee.

          (d) The Accounts of a Participant or Eligible Employee with a Rollover Account shall continue to be maintained until the amounts in the Accounts are paid to the Participant or Eligible Employee or his or her Beneficiary. In the event that the Plan is terminated and the Company directs the Trustee to liquidate the Trust and distribute the assets of the Trust Fund, the following rules shall apply:

               (i) All Participants, Eligible Employees, and Beneficiaries (including Participants and Beneficiaries who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan.

               (ii) All Participants, Eligible Employees, and Beneficiaries shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits.

               (iii) All Participants, Eligible Employees, and their Beneficiaries who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants or Eligible Employees shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Company, which rules shall be consistent with applicable law. Alternatively, the Company may, but shall not be required to, deposit such funds in an applicable state unclaimed property or similar fund, pursuant to applicable state law.

               (iv) The Company shall prescribe such rules as it may deem necessary or appropriate with respect to the notice, deposit or forfeiture rules stated above.

          (e) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, these provisions shall become inoperative without the need for a Plan amendment, and the Company shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.

     18.3 Addresses. Each Participant or Eligible Employee with a Rollover Account shall be responsible for furnishing the Company with his or her correct current address and the correct current name and address of his or her Beneficiary or Beneficiaries.


     18.4 Notices and Communications.


          (a) All applications, notices, designations, elections, and other communications from Participants, Eligible Employees with Rollover Accounts, Beneficiaries and Alternate Payees shall be in writing, on forms prescribed by the Company and shall be mailed or delivered to the office designated by the Company, and shall be deemed to have been given when received by that office.

          (b) Each notice, report, remittance, statement and other communication directed to a Participant, Eligible Employee with a Rollover Account, Beneficiary or Alternate Payee shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant, Eligible Employee, Beneficiary or Alternate Payee when it is deposited in the United States Mail with postage prepaid, addressed to the Participant, Eligible Employee, Beneficiary or Alternate Payee at his or her last address of record with the Company.

     18.5 Reporting and Disclosure. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.


     18.6 Governing Law. All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and, to the extent not preempted by ERISA, the laws of the State of New York. All contributions made hereunder shall be deemed to have been made in New York.


     18.7 Interpretation.


          (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the content of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

          (b) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code section 401(a).

     18.8 Withholding For Taxes. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.


     18.9 Limitation on Employer and Trustee Liability. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither an Employer nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.


     18.10 Successors and Assigns. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.


     18.11 Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.


     18.12 No Implied Rights or Obligations. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Employees, Participants, Beneficiaries or Alternate Payees or any obligations on the part of an Employer, except as expressly provided herein.

     IN WITNESS WHEREOF, in order to record the adoption of this document, SFX ENTERTAINMENT, INC. has caused this instrument to be executed by its duly authorized officer this _______ day of ____________________, 1999.


                                    SFX ENTERTAINMENT, INC.
                                    a Delaware Corporation


                                    By:  /s/ Richard A. Liese
                                       --------------------------

                                SFX ENTERTAINMENT
                         PROFIT SHARING AND 401(k) PLAN


                                 Amendment No. 1



WHEREAS, SFX Entertainment, Inc. (the "Employer") adopted the SFX Entertainment Profit Sharing and 401(k) Plan, effective January 1, 1999 (the "Plan"); and

WHEREAS, Section 15.1 of the Plan permits the Employer to amend the Plan in its sole discretion at any time, and from time to time; and

WHEREAS, the Employer desires to amend the Plan to permit Employees to enter the Plan on the first day of the calendar month following completion of their eligibility requirements; and

WHEREAS, the Employer desires to amend the Plan to provide Employees of Fillmore Theatrical Services who transfer employment to Employer or one if its Affiliated Companies that participates in the Plan, with credited service with Fillmore Theatrical Service for eligibility and vesting purposes under the Plan; and

WHEREAS, the Employer desires to amend the Plan to provide Employees hired by Bill Graham Enterprises, Inc. to perform services at the Chronicle Pavilion in Concord, California pursuant to an agreement dated February 29, 2000 with credited service with the City of Concord, California for eligibility and vesting service under the Plan; and

WHEREAS, the Employer desires to amend the Plan to permit the accounts of former active Participants and Eligible Employees to remain in the Plan until the attainment of their Required Beginning Date to provide consistency with the design feature of the plans of Affiliated Companies that are merged with and into the Plan;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2000 or such other dates as noted herein, as follows:

     1. Section 2.32, Entry Date, is amended effective June 1, 2000 or as soon as practicable thereafter by adding the following sentence to the end thereof:

          Effective as of June 1, 2000, or, if later, the first day of the calendar month following the approval of such change by Clear Channel, however, "Entry Date" shall mean the first day of each calendar month.

     2. Section 2.69, Year of Service, is amended by adding new subsections (f) and (g) to read as follows:

               (f) Service with Fillmore Theatrical Service. An Employee will receive credit for vesting and eligibility purposes for his or her Years of Service with Fillmore Theatrical Services provided, however, the Employee was employed by Fillmore Theatrical Services on the date immediately preceding the Employee's first day of employment with the Company or an Affiliated Company that participates in the Plan.

               (g) Service with City of Concord. An Employee will receive credit for vesting and eligibility purposes for his or her Years of Service with the City of Concord, California at the Chronicle Pavilion facility (formerly known as the Concord Pavilion) provided, however, the Employee was employed by Bill Graham Enterprises, Inc., an Affiliated Company, on May 1, 2000 pursuant to an operation agreement between Bill Graham Enterprises, Inc. and the City of Concord dated February 29, 2000.

     3. Section 8.4 is amended to read as follows in its entirety to permit accounts of terminated Participants to remain in the Plan until a Participant's Required Beginning Date effective as of January 1, 2000:

          8.4  Termination of Employment On or After Normal Retirement Date.

               (a) A Participant (other than a Nonemployee Participant) or Eligible Employee with a Rollover Account may retire from the employment of an Employer on or after his or her Normal Retirement Date consistent with the Employer's policies.

               (b) If a Participant (other than a Nonemployee Participant) or Eligible Employee terminates his or her employment on his or her Normal Retirement Date, then a Participant's or Eligible Employee's entire Distributable Benefit will be distributed to the Participant or Eligible Employee as soon as practicable following the Participant's or Eligible Employee's request for a distribution or, if earlier, such Participant's or Eligible Employee's Required Beginning Date. The Distributable Benefit form will be a lump-sum distribution, in cash or in kind, unless the Distributable Benefit includes Accounts which are subject to Article XVII or require distribution of the benefit in a different form due to a plan-to-plan transfer of a Protected Benefit under Section 5.5.

               (c) If the Participant (other than a Nonemployee Participant) or Eligible Employee continues in the service of an Employer beyond his or her Normal Retirement Date with the consent of the Employer consistent with applicable legal requirements, he or she shall continue to participate in the Plan in the same manner as Participants or Eligible Employees who have not reached their Normal Retirement Dates, provided that payment of his or her Distributable Benefit shall commence no later than his or her Required Beginning Date. At the subsequent termination of the Participant's or Eligible Employee's employment or Required Beginning Date, his or her Distributable Benefit shall be based upon the value of his or her Accounts as of the applicable Valuation Date determined with reference to his or her date of termination of employment or Required Beginning Date. Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or in kind, payable as soon as practicable following a Participant's or Eligible Employee's request after his or her termination of employment or Required Beginning Date, whichever applies.

     4. Section 8.5(b) and (h) are amended to read as follows to permit accounts of terminated Participants to remain in the Plan until a Participant's Required Beginning Date effective as of January 1, 2000.

          (b) The Participant's or Eligible Employee's Distributable Benefit shall be distributed to him or her as soon as practicable following the Participant's or Eligible Employee's request for such distribution pursuant to rules prescribed by the Company, except as provided in Section 8.5(h), but in any event not later than the Participant's or Eligible Employee's Required Beginning Date. Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or in kind.

          (h) If a Participant's Distributable Benefit is equal to or less than the cash-out limit provided in Code section 411(a)(7) ($5,000 in 1999), the Distributable Benefit will be distributed to the Participant in a lump-sum distribution as soon as practicable following the Participant's termination of his or her employment. If the Distributable Benefit exceeds the cash-out limit of Code section 411(a)(7), then the Distributable Benefit may be paid prior to the Required Beginning Date only with the consent of the Participant.

     5. Sections 8.6(b) and (d) are amended to read as follows to permit accounts of Nonemployee Participants to remain in the Plan until the Required Beginning Date for such individuals effective as of January 1, 2000:

          (b) The Nonemployee Participant's Distributable Benefit shall be distributed to him or her as soon as practicable following the Nonemployee Participant's request for such distribution pursuant to rules prescribed by the Company, except as provided in Section 8.6(d), but in any event not later than the Nonemployee Participant's Required Beginning Date.

          (d) If a Nonemployee Participant's Distributable Benefit is equal to or less than the cash-out limit provided in Code section 411(a)(7) ($5,000 in 1999), the Distributable Benefit will be distributed to the Nonemployee Participant in a lump-sum distribution as soon as practicable following the transfer of his or her interest from another plan pursuant to Section 5.5. If the Distributable Benefit exceeds the cash-out limit of Code section 411(a)(7), then the Distributable Benefit may be paid prior to the Required Beginning Date with the consent of the Nonemployee Participant.

         DATED this ___27th____ day of __June________, 2000.


                                                     SFX Entertainment, Inc.


                                                     By: /s/ Richard A. Liese
                                                        -----------------------

                                SFX ENTERTAINMENT
                         PROFIT SHARING AND 401(k) PLAN

                                 Amendment No. 2

WHEREAS, SFX Entertainment, Inc. (the "Company") adopted the SFX Entertainment Profit Sharing and 401(k) Plan, effective January 1, 1999 (the "Plan"); and

WHEREAS, Section 15.1 of the Plan permits the Company to amend the Plan in its sole discretion at any time, and from time to time; and

WHEREAS, the Company desires to amend the Plan to reflect the conversion of Company Stock to the common stock of Clear Channel Communications, Inc.; and

WHEREAS, the Company desires to amend the Plan to require the elimination of extended-payment distribution options, such as annuities and installments, found in plans of previously acquired companies that are merged into this Plan in order to provide a single form of distribution, a lump-sum payment, to all Plan participants; and

WHEREAS, the Company desires to amend the Plan to permit Participants to invest Employer Matching Contributions in the same funds available for all other Participant accounts; and

WHEREAS, the Company desires to amend the Plan to make the matching contribution formula and the vesting schedule consistent with the matching contribution formula and vesting schedule of the Clear Channel Communications, Inc. 401(k) Savings Plan;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2001 or such other dates as noted herein, as follows:

          Section 2.17, Company Stock, is amended effective August 1, 2000 to read as follows:

          2.17 Company Stock. "Company Stock" shall mean the Class A common stock, par value $.01 per share, of SFX Entertainment, Inc. and, following the effective time of the merger of the Company with a wholly owned subsidiary of Clear Channel Communications, Inc. ("Clear Channel") pursuant to the Agreement and Plan of Merger dated as of February 28, 2000 by and among Clear Channel, CCU II Merger Sub, Inc. and SFX Entertainment, Inc., pursuant to which, among other things, each share of Class A common stock of the Company outstanding immediately prior to the effective time of the merger will be converted into 0.6 shares of Clear Channel common stock.

     A new Section 2.43A, Merger Transaction, shall be added to the Plan, immediately following Section 2.43 to read as follows:

               2.43A Merger Transaction. "Merger Transaction" shall mean the merger of the Company with a wholly owned subsidiary of Clear Channel Communications, Inc. ("Clear Channel") pursuant to the Agreement and Plan of Merger dated as of February 28, 2000 by and among Clear Channel, CCU II Merger Sub, Inc. and the Company, pursuant to which, among other things, each share of Class A common stock of the Company outstanding immediately prior to the effective time of the merger will be converted into 0.6 shares of Clear Channel common stock.

     The introductory  material in Section 4.6 immediately  preceding  paragraph
(a) is amended effective January 1, 2001 to read as follows in its entirety:

               4.6 Investment of Employer Contributions, Rollover Contributions and Transferred Amounts. All contributions to the Plan (whether Employer Contributions, Rollover Contributions or plan-to-plan transfers) shall be invested as provided in this Section 4.6. The Company may establish a choice of investment alternatives from which each Participant or Eligible Employee (but only with respect to a Rollover Account) may select in determining the manner in which his or her Plan Account, Matching Contribution Account, Rollover Account (if any), Prior Plan Transfer Account (if any) and Vested Prior Plan Transfer Account (if any) will be invested, although it is intended that through December 31, 2000 Matching Contribution Accounts will be invested in shares of Company Stock or a Company Stock fund. The Company shall prescribe procedures for investment of amounts allocated to an Alternate Payee Account. Employer Contributions may be directed to be invested in a Company Stock fund within the Trust, subject to the direction of the Company.

               Notwithstanding the foregoing, after December 31, 2000, it is intended that amounts credited to their Matching Contribution Accounts will be invested by Participants in accordance with this Section 4.6.

     A new paragraph 4.6(g) is added to the Plan effective January 1, 2001 to read as follows:

               (g) Effective as of January 1, 2001 amounts credited to a Participant's Matching Contribution Account as of December 31, 2000 shall be invested in the same investment alternatives that are available to all other Participant Accounts. If, as of January 1, 2001, a Participant has not selected another investment for the amount credited to his or her Matching Contribution Account as of December 31, 2000, then the Participant shall be deemed to have exercised his or her discretion in retaining his or her investment in Company Stock. Amounts credited to a Participant's Matching Contribution Account for periods on and after January 1, 2001 shall be invested in the same investments and in the same proportions as the Participant shall elect for Elective Deferrals.

     Effective as of January 1, 2001, the maximum percentage in Section 5.2(a) relating to the portion of an individual's Compensation that may be deferred under Section 5.1 of the Plan shall be increased from sixteen percent (16%) to twenty percent (20%).

     Section 5.5 is amended in its entirety to provide for the elimination of certain Protected Benefits and reads as follows:

          5.5 Plan-to-Plan Transfers and Elimination of Certain Protected Benefits. In its sole discretion, the Company may authorize (subject to procedures established by the Company) the Plan to accept a transfer, from a plan qualified under Code section 401(a), of a Participant's account balance under such transferee plan, but only to the extent such account balance satisfies each of the following requirements:

               (a) If it is made to this Plan from a plan which contained Protected Benefits, such Protected Benefits shall continue to be maintained whether in the Participant's Prior Plan Transfer Account or Vested Prior Plan Transfer Account, which is allocated and separately accounted for, or in the Participant's Plan Account, Employer Profit Sharing Contributions Account, or Rollover Account, as applicable, depending upon the character of the contribution under the transferee plan. Notwithstanding the foregoing, the Company reserves the right to eliminate all or any of such Protected Benefits to the extent permitted by Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

               (b) To the extent required by Code section 411(d)(6), and pursuant to procedures established by the Company, an amount transferred to the Participant's Accounts pursuant to this Section 5.5 shall retain the Protected Benefits that were applicable to such Account balance prior to the transfer to the Plan. With respect to transferor plans that provide annuities or any other required Protected Benefits, those Protected Benefits are set forth in Appendices D and F attached to this Plan and made a part hereof. If annuities were provided, then the amount transferred and all other amounts credited to the Account of a Participant are also subject to the provisions of Article XVII. Notwithstanding the foregoing, the Company reserves the right to eliminate all or any of such Protected Benefits to the extent permitted by Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

               (c) The Protected Benefits described in Appendices D and F that are optional forms of benefits from plans that are not obliged to offer a Survivor Annuity pursuant to Code sections 401(a)(11) and 417, or are forms of benefit other than a Qualified Joint and Survivor Annuity and a Preretirement Survivor Annuity, each as described in Sections 17.3(f) and (g) herein, shall be eliminated at the "effective time" described in paragraph (d). Thereafter the only distribution form permitted with respect to amounts in a Participant's Prior Plan Transfer Account or Vested Prior Plan Transfer Account shall be a lump-sum distribution made in accordance with Article VIII herein; provided, however, that any payment in a lump-sum shall be made in a manner that is otherwise identical to the Protected Benefit that is being eliminated, including, by way of illustration, the date or event as of which such Protected Benefit was available and without imposing any condition on eligibility for such lump-sum distribution form that did not apply to such Protected Benefit.

               (d) The "effective time" that Protected Benefits are eliminated as described in paragraph (c) above shall be the earliest of the following dates:

                    (i) the 90th day following  notice to affected  Participants in the form of a summary of material modifications or an updated summary plan description; or

                    (ii) January 1, 2002.

     Sections 5.6(a) and (b) are amended to read as follows in their entirety:

          5.6 Employer Matching Contributions.

               (a)  Amount.  Effective  for Plan  Years  beginning  on and after
          January 1, 2001 for each Participant (except for a Nonemployee Participant or Suspended Participant) who makes Elective Deferrals and has satisfied the eligibility rules in Section 3.1, an Employer shall make a matching contribution equal to thirty-five percent (35%) of such Participant's Elective Deferrals made on and after the Entry Date or the Effective Date, whichever applies as described in Section 3.1, which contribution does not exceed five percent (5%) of such Participant's Compensation.

               (b) Participant's Maximum Amount. If a Participant's (other than a Nonemployee Participant's or a Suspended Participant's) Elective Deferrals are restricted by the maximum limit during a Plan Year under
          Section 5.2 before such Participant receives the maximum amount of matching contributions which would have been made for such Plan Year had the Participant's Elective Deferrals been made evenly throughout the Plan Year, an Employer shall, if directed by the Company in its discretion, make an additional matching contribution with respect to that Participant for such Plan Year. The amount shall be sufficient to make the aggregate matching contributions for that Participant for such Plan Year equal to fifty percent (50%) and, effective for Plan Years beginning on and after January 1, 2001, thirty-five percent (35%) of the Participant's Elective Deferrals for such Plan Year (or the portion of the Plan Year after the Participant's Entry Date, if that is after the first day of the Plan Year), but in no event in an amount greater than three percent (3%) and, effective for Plan Years beginning on and after January 1, 2001, 1.75% of the Participant's Compensation for such Plan Year or the Participant's Compensation for the portion of the Plan Year after the Participant's Entry Date, if that is after the first day of the Plan Year.

     Section 7.2 is amended effective January 1, 2001 to read as follows in its entirety:

          7.2 Participant's Vested Interest-General Rule.

               (a) Subject to the provisions of paragraph 7.2(b) and Section 7.3, the Vested Interest of each Participant in any Matching Contribution Account established pursuant to Section 6.2, in any Employer Profit Sharing Contributions Account pursuant to Section 6.3 and in any Prior Plan Transfer Account pursuant to Section 6.5 shall be equal to the amount determined by multiplying the balance in the Account on the applicable date by the Vested Interest determined in accordance with the rules of Section 7.3 and the following schedule:

                         A. Years of Service                   Vested Interest


                          One year but less than two years           20%
                          Two years but less than three years        40%
                          Three years but less than four years       60%
                          Four years but less than five years        80%
                          Five years or more                        100%

               (b) Effective for Participants first employed by an Employer on or after January 1, 2001, and subject to the provisions of Section 7.3, the Vested Interest of each Participant in any Matching Contribution Account established pursuant to Section 6.2, in any Employer Profit Sharing Contributions Account pursuant to Section 6.3 and in any Prior Plan Transfer Account pursuant to Section 6.5 shall be equal to the amount determined by multiplying the balance in the Account on the applicable date by the Vested Interest determined in accordance with the rules of Section 7.3 and the following schedule:

                         B. Years of Service                   Vested Interest


                          One year but less than three years          0%
                          Three years but less than four years       20%
                          Four years but less than five years        40%
                          Five years but less than six years         60%
                          Six years but less than seven years        80%
                          Seven years or more                       100%

     Section 7.3(g) is amended by adding a new sentence at the end thereof to read as follows:

          The Company may, however, treat a Participant with three (3) or more Years of Service as electing to remain under the vesting schedule prior to its Amendment if such Participant will have a greater vested percentage in all circumstances under such schedule.

          The title of Article VIII is corrected by substituting the word "Designation" for the word "Resignation."

     Section 8.1(b) is amended effective November 1, 2000 by adding the following to the end thereof as follows:

          It is the intent of the Company to provide a lump-sum distribution as the sole form of benefit, and any alternative distribution forms that are preserved under Article XVII or pursuant to Section 5.5 will be eliminated in a manner consistent with and to the extent permitted by Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

     Section 8.2 is amended effective November 1, 2000 to read as follows in its entirety:

          8.2 Death After Termination of Employment. Upon the death of a former Participant or Eligible Employee with a Rollover Account after his or her termination of employment, but prior to the distribution of his or her Distributable Benefit to which he or she is entitled, the Company shall direct the Trustee to make a lump-sum distribution of the entire balance (except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5 that cannot be eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder), in cash or if elected with respect to Company Stock, in kind, to the Participant's or Eligible Employee's Beneficiary determined under Section
     8.10. Such payment is to be made as soon as practicable following the Participant's or Eligible Employee's death, notwithstanding any elections previously made by the Participant or Eligible Employee and subject to a proof of death satisfactory to the Company.

     Section 8.3(b) is amended effective November 1, 2000 to read as follows in its entirety:

               (b) Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5 that cannot be eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or if elected with respect to Company Stock, in kind, payable as soon as practicable following the date on which the Disability occurs, subject to proof of Disability satisfactory to the Company.

     The last sentence of Section 8.4(b) is amended effective November 1, 2000 to read as follows in its entirety:

          The Distributable Benefit form will be a lump-sum distribution, in cash or in kind, unless the Distributable Benefit includes Accounts which are subject to Article XVII or require distribution of the benefit in a different form due to a plan-to-plan transfer of a Protected Benefit under
     Section 5.5 that have not been eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

     The last sentence of Section 8.4(c) is amended effective November 1, 2000 to read as follows in its entirety:

          Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5 and that have not been eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or if elected with respect to Company Stock, in kind, payable as soon as practicable following a Participant's or Eligible Employee's request after his or her termination of employment or Required Beginning Date, whichever is earlier..

     The last sentence of Section 8.5(b) is amended effective November 1, 2000 to read as follows in its entirety:

          Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5 that have not been eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder, the form of the Distributable Benefit shall be a lump-sum distribution, in cash or if elected with respect to Company Stock, in kind.

     Section 8.6(c) is amended effective November 1, 2000 to read as follows in its entirety:

               (c) The Distributable Benefit form will be a lump-sum distribution, in cash or if elected with respect to Company Stock, in kind, unless the Distributable Benefit includes Accounts which are subject to Article XVII or require distribution of the benefit in a different form due to a plan-to-plan transfer of a Protected Benefit under Section 5.5 that has not been eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

     Section 8.7(c) is amended effective November 1, 2000 to read as follows in its entirety:

               (c) Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as a result of a plan-to-plan transfer under Section 5.5 and that have not been eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder, the in-service Distributable Benefit of a Participant (other than a Nonemployee Participant) shall be distributable in the form of cash only (not Company Stock, securities or other property) or, if permissible and elected in accordance with
          Section 8.14, by trustee-to-trustee transfer.

     Section 8.8(a) is amended effective November 1, 2000 to be read as follows in its entirety:

               (a) Except with respect to Accounts that are subject to Article XVII or contain other forms of Protected Benefits as the result of plan-to-plan transfer under Section 5.5 and that have not been eliminated pursuant to Code section 411(d)(6) and any regulations or guidance promulgated thereunder, the Distributable Benefit of a Participant (other than a Nonemployee Participant) shall be distributable in the form of cash or if elected with respect to Company Stock, in kind, or if permissible and elected in accordance with Section 8.14, by trustee-to-trustee transfer.

     DATED this ___1st_____ day of _November_____, 2000.


                                                     SFX Entertainment, Inc.


                                                     By:  /s/ Mark P. Mays
                                                        -----------------------

                                SFX ENTERTAINMENT
                         PROFIT SHARING AND 401(k) PLAN

                                 Amendment No. 3

WHEREAS, SFX Entertainment, Inc. (the "Company") adopted the SFX Entertainment Profit Sharing and 401(k) Plan, effective January 1, 1999 (the "Plan"); and

WHEREAS, Section 15.1 of the Plan permits the Company to amend the Plan in its sole discretion at any time, and from time to time; and

WHEREAS, the Board of Directors has previously authorized the officers of the Company to make any amendments to the Plan as required by the Internal Revenue Service for the continued qualification of the Plan for tax-qualified status; and

WHEREAS, the Internal Revenue Service has requested that a certain amendment be made to the Plan to qualify the Plan, and the Company desires to amend the Plan to comply with the Internal Revenue Service's request;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1999, as follows:

A new Section 8.15 is added to the Plan to read as follows:

     8.15 Codess. 401(k)(2)(B) Restrictions.

          Notwithstanding any provision of this Plan to the contrary, no Distributable Benefits shall be distributed to a Participant before any one of the following events:

          (a) The Participant's "separation from service" (as defined in Rev. Ruls. 79-336 and 81-141, and any subsequent guidance issued by the Internal Revenue Service construing such phrase), retirement, death or Disability;

          (b) The  Participant's  attainment  of age  59-1/2in  accordance  with
     Section 8.7;

          (c) The termination of the Plan without establishment or maintenance by the Company of a successor plan (within the meaning of Treas. Reg.ss. 1.401(k)-1(d)(3)); or

          (d) If the Employer is a corporation, the date of the sale or other disposition by the Employer of the Participant to an unrelated corporation of substantially all of the assets used by the Employer in a trade or business (within the meaning of Treas. Reg. ss. 1.401(k)-1(d)(4)).

          (e) If the Employer is a subsidiary of a corporation, the date of the sale or other disposition by such corporation of its interests in the Employer of the Participant to an unrelated entity or individual (within the meaning of Treas. Reg.ss. 1.401(k)-1(d)(4)).

          For purposes of subsections (d) and (e) above, the selling corporation must maintain this Plan after the sale or other disposition, the Participant must continue employment with the asset purchaser or subsidiary (as applicable), and, for purposes of subsections (c), (d) and (e) above, the distribution must be a lump sum distribution meeting the requirements of Treas. Reg. ss. 1.401(k)-1(d)(5). The provisions of this Section shall be interpreted in accordance with the requirements of Code ss. 401(k)(2)(B) and any regulations or other guidance promulgated thereunder.

          2. Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

     DATED this ____3rd____ day of ___April_____, 2001.

                                                     SFX Entertainment, Inc.


                                                     By: /s/ Randall T. Mays
                                                        -----------------------

                                SFX ENTERTAINMENT
                         PROFIT SHARING AND 401(k) PLAN


                                 Amendment No. 4



WHEREAS, SFX Entertainment, Inc. (the "Employer") adopted the SFX Entertainment Profit Sharing and 401(k) Plan (the "Plan"), effective January 1, 1999; and

WHEREAS, the Employer has the right to at any time and from time to time to amend the Plan in accordance with Section 15.1 of the Plan; and

WHEREAS, on May 31, 2000, the Employer entered into an Asset Purchase Agreement by and between Cotter Group, Inc., Cotter Promotions, Inc., the Shareholders of Cotter Group, Inc. (collectively known as the "Seller") and SFX Sports Group, Inc. (the "Affiliate") whereby the Affiliate of the Employer acquired substantially all the assets of the Seller; and

WHEREAS, the Employer wishes to amend the Plan to provide the Seller's Employees, who transfer employment to Employer or one of its Affiliated Companies that participates in the Plan, with credit for service for eligibility and vesting purposes under the Plan; and

NOW, THEREFORE, the Plan is hereby amended effective as of May 31, 2000, as follows:

     3. Section 2.69 Year of Service, is amended by adding a new subsection (h) to read as follows:

          (h) Service with Cotter Group, Inc. and/or Service with Cotter Promotions, Inc. An Employee will receive credit for vesting and eligibility purposes for his or her Years of Service with either the Cotter Group, Inc., or Cotter Promotions, Inc. provided, however, the Employee was employed by either Cotter Group, Inc. or Cotter Promotions, Inc. on May 31, 2000, and, pursuant to the Asset Purchase Agreement by and between Cotter Group, Inc., Cotter Promotions, Inc., the Shareholders of Cotter Group, Inc., and SFX Sports Group, Inc. dated May 31, 2000, began employment with the Employer on June 1, 2000.
     Notwithstanding the forgoing, prior service will be granted under this subsection (h) only if the grant does not discriminate in favor of Highly Compensated Employees pursuant to Code section 401(a)(4).

     DATED this ____12_____ day of __March_______, 2001.


                                                     SFX Entertainment, Inc.


                                                     By: /s/ Randall T. Mays
                                                        -----------------------

                                                     Its:
                                                        -----------------------